Exhibit 10.216

LOAN AND SECURITY AGREEMENT

(Mezzanine Loan)

THIS LOAN AND SECURITY AGREEMENT (this “Agreement”) is made as of the 1st day of August, 2007, between VRP SUMMERHILL VILLAS HOLDINGS, LLC, a Delaware limited liability company (“Summerhill Borrower”) and VRP BAYSHORE CLUB HOLDINGS, LLC, a Delaware limited liability company (“Bayshore Borrower”; and, together with Summerhill Borrower, individually and collectively, “Borrower”) , each having an address c/o Artisan Real Estate Ventures, 423 West 55th Street, 10th Floor, New York, New York 10019 (collectively, jointly and severally, “Borrower”) and WACHOVIA BANK, NATIONAL ASSOCIATION, having an address at Wachovia Bank, National Association, Commercial Real Estate Services, 8739 Research Drive URP 4, NC 1075, Charlotte, North Carolina 28262 (“Lender”).

W I T N E S S E T H:

WHEREAS, VRP Summerhill Villas, LLC, a Delaware limited liability company (“Summerhill Owner”) and VRP Bayshore Club, LLC, a Delaware limited liability company (“Bayshore Owner”; together with Summerhill Owner, individually and collectively, “Owner”) are the respective owners of the fee estates in the premises described in Exhibit A attached hereto and all buildings, foundations, structures, and improvements of any kind or nature now or hereafter located thereon (individually and collectively, the “Premises”);

WHEREAS, Summerhill Borrower is the present owner and holder directly or indirectly of one hundred percent (100%) of the equity in Summerhill Owner evidenced by Certificate No. 1 (the “Summerhill Certificate”), a copy of which is attached hereto as Schedule 5;

WHEREAS, Bayshore Borrower is the present owner and holder directly or indirectly of one hundred percent (100%) of the equity in Bayshore Owner evidenced by Certificate No. 1 (the “Bayshore Certificate”; together with Summerhill Certificate, collectively, the “Certificate”), a copy of which is attached hereto as Schedule 6.

WHEREAS, Owner delivered a promissory note (the “Mortgage Note”) to Wachovia Bank, National Association (“Mortgage Lender”) which evidences a loan (the “Mortgage Loan”) in the original principal amount of $50,000,000.00 which is secured, inter alia, by certain deeds of trust, security agreements, assignments of rents and fixture filings (individually and collectively, the “Mortgage” and together with the Mortgage Note and all other documents now or hereafter executed and delivered in connection with the making of the Mortgage Loan, the “Mortgage Loan Documents”) encumbering the Premises;

WHEREAS, Lender has agreed to make a loan (the “Loan”) to Borrower, which Loan, together with interest thereon, shall be evidenced by and payable in accordance with the provisions of the promissory note issued by Borrower, as maker, to Lender, as holder (the “Note”, and together with this Agreement and all other documents now or hereafter executed and delivered in connection with the making of the Loan, collectively, the “Loan Documents”) in the original principal amount of $20,000,000.00 (the “Loan Amount” and together with interest and all other sums which may or shall become due under the Note or this Agreement or the other Loan Documents being hereinafter collectively referred to as the “Debt”); and

WHEREAS, Lender is willing to make the Loan to Borrower only if Borrower grants and assigns to Lender, as security for the payment of the Debt and the observance and performance by Borrower of all of the terms, covenants and provisions of the Note and the other Loan Documents on the part of Borrower to be observed and performed, a security interest in the Collateral (hereinafter defined) in the manner hereinafter set forth;

NOW, THEREFORE, in consideration of the making of the Loan and other good and valuable consideration, the receipt of which is hereby acknowledged, Borrower hereby represents and warrants to and covenants and agrees with Lender as follows:

ARTICLE I. DEFINITIONS

Section 1.01. Defined Terms. Capitalized terms used herein that are not otherwise defined shall have the respective meanings ascribed thereto in the definitions list on Exhibit C attached hereto and if not defined therein shall have the meaning set forth in the Mortgage. Any references to defined terms or provisions of the Mortgage incorporated by reference in the Loan Documents shall survive the repayment of the Mortgage Loan and termination of the Mortgage unless expressly agreed to the contrary by the parties hereto. All citations to the Mortgage in this Agreement shall refer to the Mortgage as it exists as of the date of this Agreement; provided, however, that in the event the cited provision is amended and such amendment is approved in writing by Lender, then such citation shall be to the amended provision. All references to sections and schedules are to sections and schedules in or to this Agreement unless otherwise specified.

ARTICLE II. REPRESENTATIONS, COVENANTS AND

WARRANTIES OF BORROWER

Section 2.01. Pledge of Collateral. (a) As security for the due and punctual payment and performance of all of the Debt (whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise, including, without limitation, the payment of amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. §362(a)), whether allowed or allowable as claims, and the observance and performance by Borrower of all of the terms, covenants and provisions of the Note and the other Loan Documents on the part of Borrower to be observed or performed, each Borrower hereby (i) pledges, transfers, grants, hypothecates and assigns to Lender all of Borrower’s right, title and interest in, to and under the Collateral, whether now or hereafter acquired, and (ii) grants to Lender a continuing first priority lien on and security interest in and to all Collateral in which such Borrower now or hereafter has rights. In accordance with the terms of this Agreement, Lender is hereby authorized: (i) to transfer to the account of Lender or its designee any Pledged Interests whether in the possession of, or registered in the name of, The Depository Trust Company (the “DTC”) or other clearing corporation or held otherwise; (ii) to transfer to the account of Lender or its designee with any Federal Reserve Bank any Pledged Interests held in book entry form with any such Federal Reserve Bank; and (iii) to exchange certificates representing or evidencing the Pledged Interests for certificates of smaller or larger denominations. To the extent that the Pledged Interests have not already been transferred to Lender or its designee in a manner sufficient to perfect Lender’s security interest therein, Borrower shall promptly deliver or cause to be delivered to Lender all certificates or instruments evidencing the Pledged Interests, together with duly executed transfer powers or other appropriate endorsements necessary to perfect Lender’s first priority security interest in the Collateral. With respect to any Collateral in the possession of or registered in the name of a custodian bank or nominee therefor, or any Collateral represented by entries on the books of any financial intermediary, Borrower agrees to cause such custodian bank or nominee either to enter into an agreement with Lender reasonably satisfactory to Lender in form and content confirming that the Collateral is held for the account of Lender, or at the discretion of Lender and subject to the written instructions of Lender, deliver any such Collateral to Lender and/or cause any such Collateral to be put in bearer form, registered in the name of Lender or its nominee, or transferred to the account of Lender with any Federal Reserve Bank, DTC, or other clearing corporation. With respect to any Collateral held in an account maintained by Lender as financial intermediary, Borrower hereby gives notice to Lender of Lender’s security interest in such Collateral. In addition, Borrower agrees that in the event that any Collateral is held by Lender in a fiduciary capacity for or on behalf of Borrower as the beneficial owner thereof, any agreements executed by Borrower in connection therewith are hereby amended to authorize and direct the pledge, hypothecation and/or transfer of such Collateral to Lender, as lender, by Lender, as fiduciary, in accordance with the terms, covenants and conditions of this Agreement. The rights granted to Lender pursuant to this Agreement are in addition to the rights granted to Lender pursuant to any such agreements. In case of conflict between the provisions of this Agreement and those of any other such agreement, the provisions hereof shall prevail. In the event that Borrower purchases or otherwise acquires or obtains any additional Equity Interests in any Corporation, LLC or Partnership, or any rights, or options, subscriptions or warrants to acquire such Equity Interests for so long as any portion of the Debt is outstanding, all such Equity Interests, rights, options, subscriptions or warrants shall automatically be deemed to be a part of the Collateral pledged by Borrower. If any such Equity Interests are to be evidenced by a certificate, such additional certificates shall be promptly delivered to Lender, together with Powers related thereto, or other instruments appropriate to a certificate representing an Equity Interest, duly executed in blank. Borrower shall deliver to Lender all subscriptions, warrants, options and all such other rights, and upon delivery to Lender, Lender shall hold such subscriptions, warrants, options and other rights as additional collateral pledged to secure the Debt; provided, however, that if Lender determines, in its sole discretion, that the value of any such subscriptions, warrants, options or other rights shall terminate, expire or be materially reduced in value by holding the same as Collateral, Lender shall have the right (but not the obligation), in its sole discretion, to sell or exercise the same, and if exercised, then the monies disbursed by Lender in connection therewith shall become part of the Debt, and the proceeds realized from any such sale or exercise shall be applied in accordance with the terms of this Agreement, and all of the stock, securities, evidences of indebtedness and other items so acquired shall be titled in the name of Borrower and shall become part of the Collateral.

Section 2.02. Representations of Borrower. Each Borrower represents and warrants to Lender, with respect to itself as of the date hereof:

(a) Existence. Borrower (i) is a limited liability company duly formed, validly existing and in good standing under the laws of the jurisdiction of its formation, (ii) has all requisite power and authority and all necessary licenses and permits to enter into the transactions contemplated by the Note and this Agreement and to carry on its business as now conducted and as presently proposed to be conducted and (iii) is duly qualified, authorized to do business and in good standing in each jurisdiction where the conduct of its business or the nature of its activities makes such qualification necessary. If Borrower is a limited liability company, limited partnership or general partnership, each general partner or managing member, as applicable, of Borrower which is a corporation is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation.

(b) Power. Each Borrower and, if applicable, each General Partner has full power and authority to execute, deliver and perform, as applicable, the Loan Documents to which it is a party, to make the borrowings thereunder, to execute and deliver the Note and to grant to Lender a first priority, perfected and continuing lien on and security interest in the Collateral.

(c) Authorization of Borrower. The execution, delivery and performance of the Loan Documents to which each Borrower is a party, the making of the borrowings thereunder, the execution and delivery of the Note, the grant of the lien and security interest on and in the Collateral pursuant to the Loan Documents to which each Borrower is a party and the consummation of the Loan are within the powers of such Borrower and have been duly authorized by such Borrower and, if applicable, the General Partners, by all requisite action (and each Borrower hereby represents that no approval or action of any member, limited partner or shareholder, as applicable, of such Borrower that has not been obtained is required to authorize any of the Loan Documents to which such Borrower is a party) and will constitute the legal, valid and binding obligation of each Borrower, enforceable against each Borrower in accordance with their terms, except as enforcement may be stayed or limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity (whether considered in proceedings at law or in equity) and will not (i) violate any provision of its Organizational Documents, or, to its knowledge, any law, judgment, order, rule or regulation of any court, arbitration panel or other Governmental Authority, domestic or foreign, or other Person affecting or binding upon Borrower or the Collateral, or (ii) violate any provision of any indenture, agreement, mortgage, deed of trust, contract or other instrument to which such Borrower or, if applicable, any General Partner is a party or by which any of their respective property, assets or revenues are bound, or be in conflict with, result in an acceleration of any obligation or a breach of or constitute (with notice or lapse of time or both) a default or require any payment or prepayment under, any such indenture, agreement, mortgage, deed of trust, contract or other instrument, or (iii) result in the creation or imposition of any lien, except those in favor of Lender as provided in the Loan Documents to which it is a party.

(d) Consent. Neither Borrower nor, if applicable, any General Partner, is required to obtain any consent, approval or authorization from, or to file any declaration or statement with, any Governmental Authority or other agency in connection with or as a condition to the execution, delivery or performance of this Agreement, the Note or the other Loan Documents which has not been so obtained or filed.

(e) Interest Rate. To the best of each Borrower’s knowledge, the rate of interest paid under the Note and the method and manner of the calculation thereof do not violate any usury or other law or applicable Legal Requirement.

(f) Other Agreements. Neither Borrower is a party to or otherwise bound by any agreements or instruments which, individually or in the aggregate, are reasonably likely to have a Material Adverse Effect. Neither Borrower nor, if applicable, any General Partner, is in violation of its respective organizational documents or other restriction or any agreement or instrument by which it is bound, or any judgment, decree, writ, injunction, order or award of any arbitrator, court or Governmental Authority, or any Legal Requirement, in each case, applicable to such Borrower, except for such violations that would not, individually or in the aggregate, have a Material Adverse Effect.

(g) Maintenance of Existence. (i) Each Borrower is familiar with the criteria of the Rating Agency required to qualify as a special-purpose bankruptcy-remote entity and each Borrower and, if applicable, each General Partner at all times since their formation have been duly formed and existing at all times and at all times has preserved and shall preserve and has kept and shall keep in full force and effect their existence as a Single Purpose Entity.

(ii) Each Borrower and, if applicable, each General Partner, at all times since their formation have complied, and will continue to comply, with the provisions of its certificate of limited partnership and agreement of limited partnership or certificate of incorporation and by-laws or articles of organization, certificate of formation and operating agreement, as applicable, and the laws of its jurisdiction of organization relating to partnerships, corporations or limited liability companies, as applicable.

(iii) Each Borrower and, if applicable, each General Partner have done or caused to be done and will do all things necessary to observe organizational formalities and preserve their existence and each Borrower and, if applicable, each General Partner will not, without Lender’s consent, amend, modify or otherwise change the certificate of limited partnership and agreement of limited partnership or certificate of incorporation and by-laws or articles of organization, certificate of formation and operating agreement, as applicable, or other organizational documents of such Borrower and, if applicable, each General Partner.

(iv) Each Borrower and, if applicable, each General Partner, have at all times accurately maintained, and will continue to accurately maintain, their respective financial statements, accounting records and other partnership, company or corporate documents separate from those of any other Person and Borrower, have filed and will file its own tax returns or, if Borrower and/or, if applicable, General Partner is part of a consolidated group for purposes of filing tax returns, Borrower and, General Partner, as applicable, has been shown and will be shown as separate members of such group. Each Borrower and, if applicable, each General Partner have not at any time since their formation commingled, and will not commingle, their respective assets with those of any other

Person and each has maintained and will maintain their assets in such a manner such that it will not be costly or difficult to segregate, ascertain or identify their individual assets from those of any other Person. Each Borrower and, if applicable, each General Partner has not permitted and will not permit any Affiliate independent access to their bank accounts. Each Borrower and, if applicable, each General Partner have at all times since their formation accurately maintained and utilized, and will continue to accurately maintain and utilize, their own separate bank accounts, payroll and separate books of account, stationery, invoices and checks.

(v) Each Borrower and, if applicable, each General Partner, have at all times paid, and will continue to pay, their own liabilities from their own separate assets and each has allocated and charged and shall each allocate and charge fairly and reasonably any overhead which such Borrower and, if applicable, any General Partner, shares with any other Person, including, without limitation, for office space and services performed by any employee of another Person.

(vi) Each Borrower and, if applicable, each General Partner, have at all times identified themselves, and will continue to identify themselves, in all dealings with the public, under their own names and as separate and distinct entities have corrected and shall correct any known misunderstanding regarding their status as separate and distinct entities. Each Borrower and, if applicable, each General Partner, have not at any time identified themselves, and will not identify themselves, as being a division of any other Person.

(vii) Each Borrower and, if applicable, each General Partner, have been at all times, and will continue to be, adequately capitalized in light of the nature of their respective businesses.

(viii) Each Borrower and, if applicable, each General Partner, (A) have not owned, do not own and will not own any assets or property other than the Collateral, (B) have not engaged and will not engage in any business other than the ownership, management and servicing of the Collateral, (C) have not incurred and will not incur any debt, secured or unsecured, direct or contingent (including guaranteeing any obligation), other than, with respect to Borrower the Loan and liabilities incurred in the ordinary course of business relating to the ownership of the Collateral not to exceed $100,000 in the aggregate, which shall not be evidenced by a note and which are paid within forty-five (45) days after the date incurred, (D) have not pledged and will not pledge their assets for the benefit of any other Person, and (E) have not made and will not make any loans or advances to any Person (including any Affiliate).

(ix) Neither Borrower nor, if applicable, any General Partner will change its name or principal place of business without first providing Lender with not less than thirty (30) days prior written notice thereof.

(x) Neither Borrower nor, if applicable, any General Partner has, and neither of such Persons will have, any subsidiaries (other than, with respect to General Partner, Borrower, and with respect to Borrower, Owner).

(xi) Each Borrower has preserved and maintained and will preserve and maintain its existence as a Delaware limited liability company and all material rights, privileges, tradenames and franchises.

(xii) Neither Borrower, nor, if applicable, any General Partner, will merge or consolidate with, or sell all or substantially all of its respective assets to any Person, or liquidate, wind up or dissolve itself (or suffer any liquidation, winding up or dissolution). Neither Borrower, nor, if applicable, any General Partner has acquired nor will acquire any business or assets from, or capital stock or other ownership interest of, or be a party to any acquisition of, any Person.

(xiii) Each Borrower and, if applicable, each General Partner, have not at any time since their formation assumed, guaranteed or held themselves out to be responsible for, and will not assume, guarantee or hold themselves out to be responsible for the liabilities or the decisions or actions respecting the daily business affairs of their partners, shareholders or members or any predecessor company, corporation or partnership, each as applicable, any Affiliates, or any other Persons. Each Borrower and, if applicable, each General Partner, have not at any time since their formation acquired, and will not acquire, obligations or securities of its partners or shareholders, members or any predecessor company, corporation or partnership, each as applicable, or any Affiliates (other than, with respect to General Partner, its interest in such Borrower). Each Borrower and, if applicable, each General Partner, have not at any time since their formation made, and will not make, loans to its partners, members or shareholders or any predecessor company, corporation or partnership, each as applicable, or any Affiliates of any of such Persons. Each Borrower and, if applicable, each General Partner, have no known contingent liabilities nor do they have any material financial liabilities under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such Person is a party or by which it is otherwise bound other than under the Loan Documents.

(xiv) Except as previously disclosed to Lender in writing, each Borrower and, if applicable, each General Partner, have not at any time since their formation entered into and was not a party to, and, will not enter into or be a party to, any transaction with its Affiliates, members, partners or shareholders, as applicable, or any Affiliates thereof except in the ordinary course of business of such Person on terms which are no less favorable to such Person than would be obtained in a comparable arm’s length transaction with an unrelated third party.

(xv) If Borrower is a limited partnership or a limited liability company, the General Partner shall be a corporation or limited liability company whose sole asset is its interest in Borrower and the General Partner will at all times comply, and will cause Borrower to comply, with each of the representations, warranties, and covenants contained in this Section 2.02(g) as if such representation, warranty or covenant was made directly by such General Partner.

(xvi) Each Borrower shall at all times cause there to be at least one (1) duly appointed member (an “Independent Director”) of the board of directors or board of managers or other governing board or body, as applicable, of, if Borrower is a corporation, Borrower, if Borrower is a limited partnership, of the General Partner, and if Borrower is a limited liability company, of the General Partner or of Borrower, reasonably satisfactory to Lender who shall not have been at the time of such individual’s appointment, and may not be or have been at any time (A) a shareholder, officer, director, attorney, counsel, partner, member or employee of Borrower or any of the foregoing Persons or Affiliates thereof, (B) a customer or creditor of, or supplier or service provider to, Borrower or any of its shareholders, partners, members or their Affiliates, (C) a member of the immediate family of any Person referred to in (A) or (B) above or (D) a Person Controlling, Controlled by or under common Control with any Person referred to in (A) through (C) above.

(xvii) Each Borrower and, if applicable, each General Partner, shall not cause or permit the board of directors or board of managers or other governing board or body, as applicable, of such Borrower or, if applicable, each General Partner, to take any action which, under the terms of any certificate of incorporation, by-laws, limited liability company agreement, certificate of formation, operating agreement or articles of organization with respect to any common stock, requires a vote of the board of directors or board of managers or the governing board or body of such Borrower, or, if applicable, the General Partner, unless at the time of such action there shall be at least one (1) member who is an Independent Director.

(xviii) Each Borrower and, if applicable, each General Partner has paid and shall pay the salaries of their own employees, if any, and has maintained and shall maintain a sufficient number of employees, if any, in light of their contemplated business operations

(xix) Each Borrower shall, and shall cause its Affiliates to, conduct its business so that the assumptions made with respect to such Borrower and, if applicable, each General Partner, in that certain opinion letter relating to substantive non-consolidation dated the date hereof (the “Insolvency Opinion”) delivered in connection with the Loan shall be true and correct in all respects.

Notwithstanding anything to the contrary contained in this Section 2.02(g), provided each Borrower is a Delaware single member limited liability company which satisfies the single purpose bankruptcy remote entity requirements of each Rating Agency for a single member limited liability company, the foregoing provisions of this Section 2.02(g) shall not apply to the General Partner.

(h) No Default. No Default or Event of Default has occurred and is continuing or would occur as a result of the consummation of the transactions contemplated by the Loan Documents. Neither Borrower is in default in the payment or performance of any of its Contractual Obligations in any material respect.

(i) Governmental Consents and Approvals. Each Borrower and, if applicable, each General Partner, have obtained or made all necessary (i) consents, approvals and authorizations, and registrations and filings of or with all Governmental Authorities and (ii) consents, approvals, waivers and notifications of partners, stockholders, members, creditors, lessors and other nongovernmental Persons, in each case, which are required to be obtained or made by such Borrower or, if applicable, the General Partner, in connection with the execution and delivery of, and the performance by Borrower of its obligations under, the Loan Documents.

(j) Investment Company Act Status, etc. Borrower is not (i) an “investment company,” or a company “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended, (ii) a “holding company” or a “subsidiary company” of a “holding company” or an “affiliate” of either a “holding company” or a “subsidiary company” within the meaning of the Public Utility Holding Company Act of 1935, as amended, or (iii) subject to any other federal or state law or regulation which purports to restrict or regulate its ability to borrow money.

(k) Compliance with Law. Each Borrower is and shall remain in compliance in all material respects with all Legal Requirements to which it or the Collateral are subject, including, without limitation, ERISA.

(l) Transaction Brokerage Fees. Neither Borrower has dealt with any financial advisors, brokers, underwriters, placement agents, agents or finders in connection with the transactions contemplated by this Agreement, except for Northcap Commercial, Holiday Fenoglio Fowler, and CB Richard Ellis. All brokerage fees, commissions and other expenses payable in connection with the transactions contemplated by the Loan Documents have been paid in full by Borrower contemporaneously with the execution of the Loan Documents and the funding of the Loan. Each Borrower hereby agrees to indemnify and hold Lender harmless for, from and against any and all claims, liabilities, costs and expenses of any kind in any way relating to or arising from (i) a claim by any Person that such Person acted on behalf of such Borrower in connection with the transactions contemplated herein or (ii) any breach of the foregoing representation. The provisions of this subsection (l) shall survive the repayment of the Loan.

(m) Federal Reserve Regulations. No part of the proceeds of the Loan will be used for the purpose of “purchasing” or “carrying” any “margin stock” within the meaning of Regulations T, U or X of the Board of Governors of the Federal Reserve System or for any other purpose which would be inconsistent with such Regulations T, U or X or any other Regulations of such Board of Governors, or for any purposes prohibited by Legal Requirements or by the terms and conditions of the Loan Documents.

(n) Pending Litigation. There are no actions, suits or proceedings pending or, to the best knowledge of each Borrower, threatened against or affecting either Borrower, Guarantor or the Premises in any court or before any Governmental Authority which if adversely determined either individually or collectively has or is reasonably likely to have a Material Adverse Effect.

(o) Solvency; No Bankruptcy. Each Borrower and, if applicable, the General Partner, (i) is and has at all times been Solvent and will remain Solvent immediately upon the consummation of the transactions contemplated by the Loan Documents and (ii) is free from bankruptcy, reorganization or arrangement proceedings or a general assignment for the benefit of creditors and is not contemplating the filing of a petition under any state or federal bankruptcy or insolvency laws or the liquidation of all or a major portion of such Person’s assets or property and Borrower has no knowledge of any Person contemplating the filing of any such petition against it or, if applicable, the General Partner. None of the transactions contemplated hereby will be or have been made with an intent to hinder, delay or defraud any present or future creditors of either Borrower and each Borrower has received reasonably equivalent value in exchange for its obligations under the Loan Documents. Each Borrower’s assets do not, and immediately upon consummation of the transaction contemplated in the Loan Documents will not, constitute unreasonably small capital to carry out its business as presently conducted or as proposed to be conducted. Each Borrower does not intend to, nor believe that it will, incur debts and liabilities beyond its ability to pay such debts as they may mature.

(p) Use of Proceeds. The proceeds of the Loan shall be applied by each Borrower to, inter alia, (i) acquire an interest in the Collateral and (ii) pay certain transaction costs incurred by Borrower in connection with the Loan. No portion of the proceeds of the Loan will be used for family, personal, agricultural or household use.

(q) Tax Filings. Each Borrower and, if applicable, each General Partner, have filed, or will file, prior to the date upon which they are required to be filed, all federal, state and local tax returns required to be filed and have paid or made adequate provision for the payment of all federal, state and local taxes, charges and assessments payable by such Borrower and, if applicable, the General Partners. Each Borrower and, if applicable, the General Partners, believe that their respective tax returns properly reflect the income and taxes of such Borrower and said General Partner, if any, for the periods covered thereby, subject only to reasonable adjustments required by the Internal Revenue Service or other applicable tax authority upon audit.

(r) Not Foreign Person. Neither Borrower is a “foreign person” within the meaning of §1445(f)(3) of the Code.

(s) ERISA (i) The assets of each Borrower are not and will not become treated as “plan assets,” whether by operation of law or under regulations promulgated under ERISA. Each Plan and Welfare Plan, and, to the knowledge of each Borrower, each Multiemployer Plan, is in compliance in all material respects with, and has been administered in all material respects in compliance with, its terms and the applicable provisions of ERISA, the Code and any other applicable Legal Requirement, and no event or condition has occurred and is continuing as to which Borrower would be under an obligation to furnish a report to Lender under clause (ii)(A) of this Section. Other than an application for a favorable determination letter with respect to a Plan, there are no pending issues or claims before the Internal Revenue Service, the United States Department of Labor or any court of competent jurisdiction related to any Plan or Welfare Plan under which each Borrower or any ERISA Affiliate, directly or indirectly (through an indemnification agreement or otherwise), could be subject to any material risk of liability under Section 409 or 502(i) of ERISA or Section 4975 of the Code. No Welfare Plan provides or will provide benefits, including, without limitation, death or medical benefits (whether or not insured) with respect to any current or former employee of each Borrower or any ERISA Affiliate beyond his or her retirement or other termination of service other than (A) coverage mandated by applicable law, (B) death or disability benefits that have been fully provided for by fully paid up insurance or (C) severance benefits.

(ii) Each Borrower will furnish to Lender as soon as possible, and in any event within ten (10) days after such Borrower knows or has reason to believe that any of the events or conditions specified below with respect to any Plan, Welfare Plan or Multiemployer Plan has occurred or exists, an Officer’s Certificate setting forth details respecting such event or condition and the action, if any, that such Borrower or its ERISA Affiliate proposes to take with respect thereto (and a copy of any report or notice required to be filed with or given to PBGC (or any other relevant Governmental Authority) by such Borrower or an ERISA Affiliate with respect to such event or condition, if such report or notice is required to be filed with the PBGC or any other relevant Governmental Authority:

(A) any reportable event, as defined in Section 4043 of ERISA and the regulations issued thereunder, with respect to a Plan, as to which PBGC has not by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within thirty (30) days of the occurrence of such event (provided that a failure to meet the minimum funding standard of Section 412 of the Code and of Section 302 of ERISA, including, without limitation, the failure to make on or before its due date a required installment under Section 412(m) of the Code and of Section 302(e) of ERISA, shall be a reportable event regardless of the issuance of any waivers in accordance with Section 412(d) of the Code), and any request for a waiver under Section 412(d) of the Code for any Plan;

(B) the distribution under Section 4041 of ERISA of a notice of intent to terminate any Plan or any action taken by such Borrower or an ERISA Affiliate to terminate any Plan;

(C) the institution by PBGC of proceedings under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by such Borrower or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by PBGC with respect to such Multiemployer Plan;

(D) the complete or partial withdrawal from a Multiemployer Plan by such Borrower or any ERISA Affiliate that results in liability under Section 4201 or 4204 of ERISA (including the obligation to satisfy secondary liability as a result of a purchaser default) or the receipt by such Borrower or any ERISA Affiliate of notice from a Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA or that it intends to terminate or has terminated under Section 4041A of ERISA;

(E) the institution of a proceeding by a fiduciary of any Multiemployer Plan against such Borrower or any ERISA Affiliate to enforce Section 515 of ERISA, which proceeding is not dismissed within thirty (30) days;

(F) the adoption of an amendment to any Plan that, pursuant to Section 401(a)(29) of the Code or Section 307 of ERISA, would result in the loss of tax-exempt status of the trust of which such Plan is a part if such Borrower or an ERISA Affiliate fails to timely provide security to the Plan in accordance with the provisions of said Sections; or

(G) the imposition of a lien or a security interest in connection with a Plan.

(iii) Neither Borrower shall knowingly engage in or permit any transaction in connection with which such Borrower or any ERISA Affiliate could be subject to either a civil penalty or tax assessed pursuant to Section 502(i) or 502(l) of ERISA or Section 4975 of the Code, permit any Welfare Plan to provide benefits, including without limitation, medical benefits (whether or not insured), with respect to any current or former employee of such Borrower or any ERISA Affiliate beyond his or her retirement or other termination of service other than (A) coverage mandated by applicable law, (B) death or disability benefits that have been fully provided for by paid up insurance or otherwise or (C) severance benefits, permit the assets of such Borrower to become “plan assets,” whether by operation of law or under regulations promulgated under ERISA or adopt, amend (except as may be required by applicable law) or increase the amount of any benefit or amount payable under, or permit any ERISA Affiliate to adopt, amend (except as may be required by applicable law) or increase the amount of any benefit or amount payable under, any employee benefit plan (including, without limitation, any employee welfare benefit plan) or other plan, policy or arrangement, except for normal increases in the ordinary course of business consistent with past practice that, in the aggregate, do not result in a material increase in benefits expense to such Borrower or any ERISA Affiliate.

(t) Labor Matters. Neither Borrower is a party to any collective bargaining agreements and neither Borrower has any employees.

(u) Borrower’s Legal Status. Each Borrower’s exact legal name that is indicated on the signature page hereto, organizational identification number and place of business or, if more than one, its chief executive office, as well as such Borrower’s mailing address, if different, which were identified by Borrower to Lender and contained in this Agreement, are true, accurate and complete. Neither Borrower will change its name, its place of business or, if more than one place of business, its chief executive office, or its mailing address or organizational identification number if it has one without giving Lender at least thirty (30) days prior written notice of such change, if such Borrower does not have an organizational identification number and later obtains one, such Borrower shall promptly notify Lender of such organizational identification number and such Borrower will not change its type of organization, jurisdiction of organization or other legal structure.

(v) Owner’s Legal Status. (i) The respective fee owners of the Premises and the maker of the Mortgage Note is and shall be Owner, (ii) there are no defaults existing under the Mortgage Loan Documents, and, to the best of Borrower’s knowledge, there is no event which, but for the passage of time or the giving of notice, or both, would constitute an event of default under the Mortgage Loan Documents, (iii) the Mortgage Loan Documents and the provisions thereof have not been amended, modified or altered in any manner whatsoever, (iv) the Mortgage constitutes valid and enforceable first liens covering the Premises subject only to items set forth as exceptions to or subordinate matters in the title insurance policies insuring the liens of the Mortgage, none of which, individually or in the aggregate, materially interfere with the benefits of the security intended to be provided by the Mortgage, materially and adversely affect the value of the Premises, impair the use or operation of the Premises for the use currently being made thereof or impair either Borrower’s ability to pay its obligations in a timely manner (such items, the “Permitted Encumbrances”), (v) each of the properties constituting the Premises are improved and income-producing and the improvements located thereon have not been damaged by fire or other casualty, (vi) no condemnation or other eminent domain proceedings have been commenced with respect to the Premises and neither Borrower has any knowledge that any such proceedings are contemplated, (vii) neither Borrower knows of any facts or circumstances which would affect the enforceability, validity or priority of the Mortgage Loan Documents, or which would affect the ability or willingness of Owner and any other Person liable under the Mortgage Loan Documents to continue to perform and observe the terms, covenants and provisions of the Mortgage Loan Documents, (viii) the unpaid principal balance of the Mortgage Note as of the date of this Agreement is as set forth on Exhibit B attached hereto.

(w) Title. Each Borrower (i) is the record and beneficial owner of, and has good and marketable title to, (x) its respective Equity Interests as set forth in Schedule 1 attached hereto and (y) all of the other Collateral owned by such Borrower as of the date hereof, and (ii) will have good and marketable title to its Equity Interests and all other Collateral hereafter acquired, in any case, free and clear of all claims, liens, options and encumbrances of any kind except for the liens permitted hereunder, and each Borrower has the right and authority to pledge and assign its portion of the Equity Interests and grant a security interest therein as herein provided.

(x) Securities Laws. The transactions contemplated by this Agreement do not violate and do not require that any filing, registration or other act be taken with respect to any and all laws pertaining to the registration or transfer of securities, including without limitation the Securities Act of 1933, as amended, and the Securities and Exchange Act of 1934, as amended, and any and all rules and regulations promulgated thereunder (collectively, the “Securities Laws”), as such laws are amended and in effect from time to time. Each Borrower shall at all times comply with the Securities Laws as the same pertain to all or any portion of the Collateral or any of the transactions contemplated by this Agreement. Lender agrees not to take any action with respect to the Collateral that, without the consent of the applicable Borrower, requires such Borrower to file a registration statement with the SEC or apply to qualify a sale of a security under the securities laws of any state.

(y) Ownership Structure. The ownership chart attached hereto as Schedule 2 is true, correct and complete as of the Closing Date. Except as set forth on Schedule 2, no other Person has any direct or indirect interest in either Owner or Borrower.

(z) Control of Owner. Each Borrower has the power and authority and the requisite ownership interests to control the actions of its respective Owner and at all times during the term of the Loan shall maintain the power and authority to control the actions of such Owner.

(aa) Representations and Warranties of Owner. All of the representations and warranties of each Owner or any Guarantor under the Mortgage Loan Documents are true, complete and correct in all material respects.

(bb) [intentionally omitted]

(cc) Operating Company Status. Each Borrower qualifies as an “operating company,” as such term is defined in the regulation issued by the U.S. Department of Labor known as the “plan assets regulation,” 29 C.F.R. §2510.3-101 and, as long as the Loan is outstanding, each Borrower will remain at all times an operating company, as so defined.

(dd) Affiliation. Neither Borrower nor either Owner is an Affiliate of Lender.

(ee) Insurance. Each Borrower has obtained and delivered, or has caused each Owner to obtain and deliver, to Lender certified copies of all insurance policies reflecting the insurance coverages, amounts and other requirements set forth in this Agreement. Neither Owner nor either Borrower has, and to the best of Borrower’s knowledge no other Person has, done by act or omission anything which would impair the coverage of any such policy.

(ff) Absence of UCC Financing Statements, Etc. Except with respect to the Mortgage Loan Documents and the Loan Documents, there is no financing statement, security agreement, chattel mortgage, real estate mortgage or other document filed or recorded with any filing records, registry, or other public office, that purports to cover, affect or give notice of any present or possible future lien on, or security interest or security title in the interest in the Premises or any of the Collateral.

(gg) Financial Information. All financial data that has been delivered by each Borrower to Lender in connection with the Loan (i) is true, complete and correct in all material respects, (ii) accurately represents the financial condition and results of operations of the Persons covered thereby as of the date on which the same shall have been furnished, and (iii) has been prepared in accordance with GAAP (or such other accounting basis as is reasonably acceptable to Lender) throughout the periods covered thereby. As of the date hereof, neither Borrower nor, if applicable, any General Partner, has any contingent liability, liability for taxes or other unusual or forward commitment not reflected in such financial statements delivered to Lender. Since the date of the last financial statements delivered by each Borrower to Lender, except as otherwise disclosed in such financial statements or notes thereto, there has been no change in the assets, liabilities or financial position of each Borrower, Owner nor, if applicable, any General Partner, or in the results of operations of such Borrower or Owner which would have a Material Adverse Effect. None of either Borrower, either Owner nor, if applicable, any General Partner, has incurred any obligation or liability, contingent or otherwise not reflected in such financial statements which would have a Material Adverse Effect.

(hh) Article 8 “Opt In” Language. The Organizational Documents of each Owner shall be modified, as necessary, to include the language set forth on Exhibit D and such language shall remain in each organizational document for so long as any portion of the Debt is outstanding. Except for the Certificate reflecting ownership of the respective Equity Interest there are no certificates or instruments representing any of the Equity Interests.

(ii) Lockbox Account.

(i) Pursuant to the irrevocable direction letter delivered by Borrower to Owner on the Closing Date, each Borrower shall direct Owner to cause all Remaining Rents to be deposited into the Lockbox Account;

(ii) there are no other accounts maintained by Owner, each Borrower or any other Person with respect to the collection of rents, revenues, proceeds or other income from the Premises or for the collection of Rents, except for the Rent Accounts, the Central Account and the Lockbox Account; and

(iii) so long as any of the Debt shall be outstanding, neither Borrower, Owner nor any other Person shall open any other accounts with respect to the collection of rents, revenues, proceeds or other income from the Premises or for the collection of Rents.

(jj) Compliance with Anti-Terrorism, Embargo and Anti-Money Laundering Laws. (i) None of Borrower, General Partner, any Guarantor or, to the best of Borrower’s knowledge, any Person who owns any equity interest in or Controls Borrower, General Partner or any Guarantor currently is identified on the OFAC List or otherwise qualifies as a Prohibited Person, and Borrower has implemented procedures, approved by General Partner, to ensure that no Person who now or hereafter owns an equity interest in Borrower or General Partner is a Prohibited Person or Controlled by a Prohibited Person, (ii) no proceeds of the Loan will be used to fund any operations in, finance any investments or activities in or make any payments to, Prohibited Persons, and (iii) none of Borrower, General Partner, or any Guarantor are in violation of any Legal Requirements relating to anti-money laundering or anti-terrorism, including, without limitation, Legal Requirements related to transacting business with Prohibited Persons or the requirements of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, U.S. Public Law 107-56, and the related regulations issued thereunder, including temporary regulations, all as amended from time to time. To the extent required by law, Borrower has confirmed that Manager has implemented procedures, approved by Borrower, to ensure that no tenant at the Property is a Prohibited Person or owned or Controlled by a Prohibited Person.

(kk) Perfected Security Interest. This Agreement creates a valid security interest in the Collateral, securing the payment of the Debt, and upon the filing in the appropriate filing offices of the financing statements to be prepared in connection with the Loan, a copy of which has been provided to Borrower, and the delivery of the Certificates representing the Equity Interests to Lender, such security interests will be perfected, first priority security interests, and all filings and other actions necessary to perfect such security interests will have been duly taken. Lender’s first priority security interests in the Collateral are enforceable against the Borrower and any Person purporting to purchase any portion of such Collateral. The Equity Interests are “certificated securities” as defined under Article 8 of the UCC and “investment property” as defined under Article 9 of the UCC. Lender may perfect a security interest in the Equity Interests by either (i) taking possession of such Equity Interests in accordance with Section 9-313 of the UCC or (ii) control of such Equity Interests in accordance with Section 9-314 of the UCC.

Section 2.03. Further Acts, Etc. Borrower will, at the cost of Borrower, and without expense to Lender, do, execute, acknowledge and deliver all and every such further acts, deeds, conveyances, assignments, notices of assignments, transfers and assurances as Lender shall, from time to time, reasonably require for the better assuring, conveying, assigning, transferring, and confirming unto Lender the property, security interest and rights hereby given, granted, bargained, sold, alienated, enfeoffed, conveyed, confirmed, pledged, assigned and hypothecated, or which Borrower may be or may hereafter become bound to convey or assign to Lender, or for carrying out or facilitating the performance of the terms of this Agreement or for filing, registering or recording this Agreement and, promptly following Lender’s request therefor, will execute and deliver and hereby authorizes Lender to execute in the name of Borrower or without the signature of Borrower to the extent Lender may lawfully do so, one or more financing statements, chattel mortgages or comparable security instruments to evidence more effectively the lien hereof upon the Collateral. Without limiting the generality of the foregoing, each Borrower will: (i) if any Collateral shall be evidenced by a promissory note or other instrument or chattel paper, deliver and pledge to Lender hereunder such note or instrument or chattel paper duly indorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance satisfactory to Lender; (ii) execute or authenticate and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable and as Lender may reasonably request, in order to perfect and preserve the security interest granted or purported to be granted by each Borrower hereunder; (iii) take all action necessary to ensure that Lender has control of any Collateral consisting of deposit accounts, electronic chattel paper, investment property and letter-of-credit rights as provided in Sections 9-104, 9-105, 9-106 and 9-107 of the UCC; and (iv) deliver to Lender evidence that all other action that Lender may reasonably deem necessary or desirable in order to perfect and protect the security interest granted or purported to be granted by each Borrower under this Agreement has been taken. Each Borrower grants to Lender an irrevocable power of attorney coupled with an interest for the purpose of protecting, perfecting, preserving and realizing upon the interests granted pursuant to this Agreement and to effect the intent hereof, all as fully and effectually as such Borrower might or could do, and each Borrower hereby ratifies all that Lender shall lawfully do or cause to be done by virtue hereof. Upon receipt of an affidavit of an officer of Lender as to the loss, theft, destruction or mutilation of the Note, the Certificate or any other Loan Document which is not of public record, and, in the case of any such mutilation, upon surrender and cancellation of such Note, Certificate or other applicable Loan Document, each Borrower will issue, in lieu thereof, a replacement Note, Certificate or other applicable Loan Document, dated the date of such lost, stolen, destroyed or mutilated Note, Certificate or other Loan Document in the same principal amount thereof and otherwise of like tenor.

Section 2.04. Recording of Agreement, etc. Each Borrower forthwith upon the execution and delivery of this Agreement and thereafter, from time to time, will, at the request of Lender, cause this Agreement, and any security instrument creating a lien or security interest or evidencing the lien hereof upon the Collateral and each instrument of further assurance to be filed, registered or recorded in such manner and in such places as may be required by any present or future law in order to publish notice of and fully protect the lien or security interest hereof upon, and the interest of Lender in, the Collateral.

Borrower will pay all filing, registration or recording fees, and all expenses incident to the preparation, execution and acknowledgment of this Agreement, any additional security instrument with respect to the Collateral and any instrument of further assurance, and all federal, state, county and municipal, taxes, duties, imposts, assessments and charges arising out of or in connection with the execution and delivery of this Agreement, and any security agreement supplemental hereto, or any instrument of further assurance, except where prohibited by law to do so, in which event Lender may declare the Loan to be immediately due and payable without payment of any prepayment penalty or premium. Borrower shall hold harmless and indemnify Lender, and its successors and assigns, against any liability incurred as a result of the imposition of any tax on the making and recording of this Agreement.

Section 2.05. Cost of Defending and Upholding Lien. If any action or proceeding is commenced to which Lender is made a party relating to the Loan Documents and/or the Collateral or Lender’s interest therein or in which it becomes necessary to defend or uphold the lien of this Agreement or any other Loan Document, each Borrower shall, promptly following Lender’s request therefor, reimburse Lender for all expenses (including, without limitation, reasonable attorneys’ fees and disbursements) actually incurred by Lender in connection therewith, and such sum, together with interest thereon at the Default Rate from and after such request until fully paid, shall constitute a part of the Loan.

Section 2.06. Financial Reports. Each Borrower shall keep accurate and complete books, records and accounts in accordance with generally accepted accounting principles (“GAAP”) (or such other accounting basis reasonably acceptable to Lender) consistently applied with respect to the financial affairs of such Borrower, including, but not limited to, the financial affairs of such Borrower which relate to the Collateral and all sums due or which may become due thereunder. Each Borrower shall, within twenty (20) days after written request and at its sole cost and expense, deliver to Lender any of such books and records as may be reasonably requested by Lender. Lender shall have the right from time to time at all times, upon reasonable notice, during normal business hours to examine such books, records and accounts at the office of Borrower or other Person maintaining such books, records and accounts and to make copies or extracts thereof as Lender shall desire. Each Borrower shall, from time to time, within twenty (20) days after written request and at its sole cost and expense, deliver to Lender such information, reports and additional financial information with respect to the financial affairs of such Borrower as Lender shall reasonably request. Each Borrower will furnish Lender annually, within one hundred twenty (120) days following the end of each Fiscal Year of such Borrower, with a complete copy of such Borrower’s financial statement audited by an Independent certified public accountant that is acceptable to Lender in accordance with GAAP (or such other accounting basis reasonably acceptable to Lender) consistently applied covering (i) all of the financial affairs of such Borrower for such Fiscal Year and containing a statement of revenues and expenses, a statement of assets and liabilities and a statement of Borrower’s equity, it being agreed that Weiser LLP, or any “Big Four” accounting firm, shall be acceptable to Lender for purposes of this Section 2.06. Together with Borrower’s annual financial statements, each Borrower shall furnish to Lender an Officer’s Certificate certifying as of the date thereof (i) that the annual financial statements fairly present the results of operations and financial condition of Borrower all in accordance with GAAP (or such other accounting basis reasonably acceptable to Lender) consistently applied, and (ii) to his or her knowledge whether there exists an event or circumstance which constitutes, or which upon notice or lapse of time or both would constitute, a Default under the Note or any other Loan Document executed and delivered by Borrower, and if such event or circumstance exists, the nature thereof, the period of time it has existed and the action then being taken to remedy such event or circumstance. Each Borrower shall at all times, whether or not the Mortgage Loan is outstanding, deliver or shall cause Owner to deliver to Lender (x) a copy of all financial statements, reports, books, records and accounts required to be delivered to Mortgage Lender pursuant to the terms of the Mortgage Loan Documents within the time frames set forth in the Mortgage Loan Documents for the delivery of such financial statements, reports, books, records and accounts (and, with each monthly statement of revenues and expenses delivered or required to be delivered under the Mortgage Loan Documents, a comparison of such revenues and expenses to the Annual Budget) and (y) quarterly, within thirty (30) days following the end of each fiscal quarter, a true, complete and correct rent roll for the Premises, including a list of which tenants are in default under their respective leases, dated as of the end of the preceding month, identifying each tenant, the monthly rent and additional rent, if any, payable by such tenant, the expiration date of such tenant’s Lease, the security deposit, if any, held by Owner under the Lease, the space covered by the Lease, each tenant that has filed a bankruptcy, insolvency, or reorganization proceeding since delivery of the last such rent roll, and the arrearages for such tenant, if any, and such rent roll shall be accompanied by an Officer’s Certificate, dated as of the date of the delivery of such rent roll, certifying that such rent roll is true, correct and complete in all material respects as of its date. Borrower acknowledges that notwithstanding anything to the contrary contained herein or in the Note, all extension fees will be treated as additional interest.

Section 2.07. Litigation. Each Borrower will give prompt written notice to Lender of any litigation or governmental proceedings pending or threatened (in writing) against Borrower, Owner or Guarantor which is reasonably likely have a Material Adverse Effect and of any written claim, option, lien or encumbrance upon or against all or a portion of the Collateral.

Section 2.08. Estoppel Certificates. Each Borrower (a) shall, or shall cause Owner to, from time to time, request from Mortgage Lender such certificates of estoppel with respect to compliance by Owner with the terms of the Mortgage Loan Documents as may be requested by Lender and required to be given by Mortgage Lender pursuant to the Mortgage Loan Documents.

Section 2.09. Budget. Each Borrower shall submit to Lender for Lender’s written approval an annual budget (the “Annual Budget”) not later than sixty (60) days prior to the commencement of such Fiscal Year (or with respect to the Fiscal Year in which the Closing Date occurs, within sixty (60) days of the Closing Date), in form satisfactory to Lender setting forth in reasonable detail budgeted monthly operating income and monthly operating capital and other expenses for the Premises. Each Annual Budget shall contain, among other things, limitations on management fees, third party service fees, and other expenses as Borrower may reasonably determine. Lender shall have the right to approve such Annual Budget which approval shall not be unreasonably withheld, and in the event that Lender objects to the proposed Annual Budget submitted by Borrower, Lender shall advise Borrower of such objections within fifteen (15) days after receipt thereof (and deliver to Borrower a reasonably detailed description of such objections) and Borrower shall, within five (5) days after receipt of notice of any such objections, revise such Annual Budget and resubmit the same to Lender. Lender shall advise Borrower of any objections to such revised Annual Budget within ten (10) days after receipt thereof (and deliver to Borrower a reasonably detailed description of such objections) and Borrower shall revise the same in accordance with the process described herein until Lender approves an Annual Budget, provided, however, that if Lender shall not advise Borrower of its objections to any proposed Annual Budget within the applicable time period set forth in this Section, then such proposed Annual Budget shall be deemed approved by Lender. Until such time that Lender approves a proposed Annual Budget, the most recently Approved Annual Budget shall apply; provided that, such Approved Annual Budget shall be adjusted to reflect actual increases in Basic Carrying Costs and utilities expenses. In the event that Owner must incur an Extraordinary Expense, then Borrower shall promptly deliver to Lender a reasonably detailed explanation of such proposed Extraordinary Expense for Lender’s approval, which approval may be granted or denied in Lender’s reasonable discretion.

Section 2.10. Failure To Deliver Financial Reports. In the event that Borrower fails to deliver any of the financial statements, reports or other information required to be delivered to Lender pursuant to this Agreement on or prior to their due dates, and any such failure shall continue for twenty (20) days following notice thereof from Lender, Borrower shall pay to Lender an administrative fee in the total amount of One Thousand Dollars ($1,000) for the period with respect to which such a failure occurs. Borrower agrees that such administrative fee (i) is a fair and reasonable fee necessary to compensate Lender for its additional administrative costs and increased costs relating to Borrower’s failure to deliver the aforementioned statements, reports or other items as and when required hereunder and (ii) is not a penalty.

Section 2.11. Transfers, Etc. (a) Borrower shall not, without the prior consent of Lender, in any manner allow a Transfer to occur or enter into any agreement which expressly restricts Borrower from making amendments, modifications or waivers to the Loan Documents. Without the express prior written consent of Lender, Borrower shall not, and shall not cause or permit Owner to, enter into any consensual sale or other similar transaction with respect to the Property or impair or otherwise adversely affect the interests of Lender in the Collateral or any portion thereof or any interest therein.

(b) Notwithstanding the foregoing provisions of this Section 2.11, solely in connection with a sale of the Premises permitted pursuant to Section 9.04 of the Mortgage a new borrower (“New Borrower”), owning 100% of the unencumbered equity interests in the proposed new owner of the Premises (the “New Owner”) may assume Borrower’s obligations hereunder (hereinafter, a “Proposed Loan Assumption”) provided that each of the following terms and conditions are satisfied:

(i) No Event of Default is then continuing hereunder or under any of the other Loan Documents;

(ii) Lender shall have, in its sole and absolute discretion, consented to the Proposed Loan Assumption;

(iii) Borrower gives Lender written notice of the terms of the Proposed Loan Assumption not less than thirty (30) days before the date on which such Proposed Loan Assumption is scheduled to close and, concurrently therewith, gives Lender all such information concerning the New Borrower and the New Owner as Lender would require in evaluating an initial extension of credit to a borrower and Lender determines, in its sole discretion that the New Borrower and the New Owner are acceptable to Lender in all respects;

(iv) Borrower pays Lender, concurrently with the closing of such Proposed Loan Assumption, a non-refundable assumption fee in an amount equal to one-half percent (0.5%) of the then outstanding Loan Amount for each Proposed Loan Assumption, together with all out-of-pocket costs and expenses, including, without limitation, reasonable attorneys’ fees, incurred by Lender in connection with the Proposed Loan Assumption;

(v) New Borrower assumes all of the obligations under the Loan Documents and, prior to or concurrently with the closing of such Proposed Loan Assumption, New Borrower executes, without any cost or expense to Lender, such documents and agreements as Lender shall reasonably require to evidence and effectuate said assumption and delivers such legal opinions as Lender may require similar to those delivered at the closing of the Loan;

(vi) Borrower and New Borrower execute, without any cost or expense to Lender any additional documents reasonably requested by Lender and New Borrower delivers certificated securities to Lender representing 100% of the equity ownership interests in New Owner (such interests, along with any other collateral securing the Loan, the “New Collateral”) and grants Lender a perfected first priority lien in such New Collateral;

(vii) New Borrower delivers to Lender, without any cost or expense to Lender, such endorsements to Lender’s “Eagle 9” (or equivalent) insurance policy which insures Lender’s lien in the New Collateral, hazard insurance policy endorsements or certificates and other similar materials as Lender may deem necessary at the time of the Proposed Loan Assumption, all in form and substance satisfactory to Lender;

(viii) Borrower executes and delivers to Lender, without any cost or expense to Lender, a release of Lender, its officers, directors, employees and agents, from all claims and liability relating to the transactions evidenced by the Loan Documents, through and including the date of the closing of the Proposed Loan Assumption, which agreement shall be in form and substance satisfactory to Lender and shall be binding upon New Borrower;

(ix) subject to the provisions of Article VIII hereof, such Proposed Loan Assumption is not construed so as to relieve Borrower of any personal liability under the Note or any of the other Loan Documents for any acts or events occurring or obligations arising prior to or simultaneously with the closing of such Proposed Loan Assumption, and Borrower executes, without any cost or expense to Lender, such documents and agreements as Lender shall reasonably require to evidence and effectuate the ratification of said personal liability;

(x) such Proposed Loan Assumption is not construed so as to relieve any Guarantor of its obligations under any guaranty or indemnity agreement executed in connection with the Loan and each such Guarantor executes, without any cost or expense to Lender, such documents and agreements as Lender shall reasonably require to evidence and effectuate the ratification of each such guaranty agreement, provided that if New Borrower or a party associated with New Borrower approved by Lender in its sole and absolute discretion assumes the obligations of the current Guarantor under its guaranty and New Borrower or such party associated with New Borrower, as applicable, executes, without any cost or expense to Lender, a new guaranty in similar form and substance to the existing guaranty and otherwise satisfactory to Lender, then Lender shall release the current Guarantor from all obligations arising under its guaranty after the closing of such Proposed Loan Assumption; and

(xi) New Borrower is a Single Purpose Entity and Lender receives a non-consolidation opinion relating to New Borrower from New Borrower’s counsel, which opinion is in form and substance reasonably acceptable to Lender.

(c) Notwithstanding any contrary provision contained in Section 2.11(a) or Section 2.11(b), provided that (A) no Event of Default exists and is continuing and (B) for as long as the Debt is outstanding, (i) Summerhill Borrower shall continue to own one hundred percent (100%) of the direct ownership interests in Summerhill Owner, (ii) Bayshore Borrower shall continue to own one hundred percent (100%) of the direct ownership interests in Bayshore Owner, and (iii) no Transfer shall be permitted if the effect thereof would be that Lender would fail to continue to maintain a perfected first-priority security interest in the direct ownership interest in Owner, Lender’s consent shall not be required in connection with: (i) any Transfer from Valley Residential Properties, LLC, a Delaware limited liability company (“VRP”) to Square Mile LV Multifamily LLC, a Delaware limited liability company (“SMLV”), including, without limitation, a change in the day to day management of either Borrower, or any Transfer by SMLV including, without limitation, to VRP; (ii) any Transfer by SMLV of all or any portion of its direct or indirect interest in Borrower to one or more Affiliates of SMLV, so long as such Affiliate is Controlled (without any required level of ownership), directly or indirectly, by either of Jeffrey B. Citrin (“JBC”) or Craig H. Solomon (“CHS”); (iii) any Transfer of ownership interests at any level in SMLV, provided that either of JBC or CHS continue to Control, directly or indirectly, SMLV; (iv) any Transfer by SMLV to a Permitted Transferee (as such term is defined in the Mortgage Loan Documents); (v) any Transfer, directly or indirectly, between the members of VRP (subject to compliance with any restrictions in the organizational documents of VRP or Square Valley, LLC); (vi) any Transfer by a natural Person of an indirect ownership interest in Borrower (A) to a trust established by such Person for his parents, spouse, siblings and lineal descendants (each, a “Family Member”), (B) to a Family Member by will or intestacy upon the death of such Person, and (C) to any Family Member of such Person. If, after giving effect to any such Transfer, more than forty-nine percent (49%), in the aggregate of the direct or indirect interests in Borrower are owned by any Person, together with the Affiliates of such Person that owned less that forty-nine percent (49%) of the direct or indirect interest in Borrower as of the date hereof, each Borrower shall, no less than thirty (30) days prior to the effective date of any such Transfer, deliver to Lender a substantive non-consolidation opinion prepared by a Person and in form and substance acceptable to Lender and the Rating Agencies. In addition, notwithstanding any contrary provision contained in this Section 2.11, (i) at all times, one of Martin S. Burger, JBC or CHS must continue to Control Borrower; (ii) in the event any transferee permitted under this Section 2.11 obtains a twenty percent (20%) or greater direct or indirect interest in either Borrower, and such Person does not, as of the date hereof, own a twenty percent (20%) or greater direct or indirect interest in such Borrower, Lender shall receive customary searches with respect to such transferee (including, without limitation, OFAC, bankruptcy, litigation and lien searches), all of which must be in form and substance acceptable to Lender; and (iii) Borrower shall reimburse Lender for any out-of-pocket expenses incurred by Lender in connection with any Transfer made pursuant to this Section 2.11.

(d) In the event of any Release made in accordance with the terms of Section 15.02 of the Mortgage, none of which terms shall be waived without Lender’s consent, shall be a permitted Transfer hereunder, and shall not require the consent of Lender, provided Lender shall have received an amount equal to the greater of (i) 115% of the Allocated Loan Amount for the applicable Collateral and (ii)(A) an amount such that subsequent to the proposed Release, the Aggregate Debt Service Coverage immediately following the Release is at least equal to (x) 1.15:1.0 and (y) the Aggregate Debt Service Coverage immediately prior to effecting such Release, whichever is higher, multiplied by (B) a fraction, the numerator of which is the Principal Amount and the denominator of which is the sum of the Principal Amount and the outstanding principal amount of the Mortgage Loan.

Section 2.12. Sums Held In Trust. To the extent Borrower receives any sums it is not otherwise entitled to receive pursuant to the terms of this Agreement, Borrower shall hold all such sums sufficient to discharge all sums due or to become due on the Debt, in trust for use in payment of the Debt.

Section 2.13. Notification of Defaults. Borrower shall promptly (and in all events within two (2) Business Days of obtaining knowledge thereof) notify Lender of the occurrence of any default under the Mortgage Loan or of the occurrence of any event, which but for the passage of time or the giving of notice or both, would constitute an Event of Default (as such term is defined in the Mortgage Loan Documents) under the Mortgage Loan.

Section 2.14. Compliance With Mortgage Loan Documents. Each Borrower shall cause each Owner to comply with all of the material terms, covenants and conditions set forth in the Mortgage Loan Documents, notwithstanding any waiver or future amendment of such covenants by Mortgage Lender, unless such waiver or amendment is consented to by Lender. Each Borrower acknowledges that the obligation to comply with such covenants is separate from, and may be enforced independently from, the obligations of Owner under the Mortgage Loan Documents, and, to the extent such term, covenants and conditions require any consents, approvals or waivers by Mortgage Lender, Lender shall have the same rights to consent, approve or waive. The provisions of Sections 3.01, 4.01, 7.02(a) through (c) and 8.01 of the Mortgage are hereby incorporated by reference as if fully restated herein and shall constitute the direct obligation of each Borrower hereunder to either perform or to cause each Owner to perform such covenants on behalf of Lender.

Section 2.15. No Change of Accounts. Neither Borrower shall not permit Owner to change the Rent Accounts or the Central Account, without the prior written consent of Lender and Mortgage Lender.

Section 2.16. Confirmation of Loan Documents, Etc. (a) After request by Lender, but, provided no Event of Default is continuing, not more than three (3) times in any twelve (12) month period, Borrower, within fifteen (15) days and at its expense, will furnish or will cause Owner to furnish to Lender a statement, duly acknowledged and certified, setting forth with respect to this Agreement, the Note and the Mortgage Note, as applicable, (i) the amount of the original principal amount, and the unpaid principal amount, (ii) the rate of interest, (iii) the date payments of interest and/or principal were last paid, (iv) any offsets or defenses to payment, and if any are alleged, the nature thereof, (v) that no modifications have taken place, or if modified, giving particulars of such modification and (vi) that there has occurred and is then continuing no Default or if such Default exists, the nature thereof, the period of time it has existed, and the action being taken to remedy such Default.

(b) Within fifteen (15) days after written request by Borrower, Lender shall furnish to Borrower a written statement confirming the Principal Amount of the Loan, the maturity date of the Note and the date to which interest has been paid.

Section 2.17. Corporate Actions. Without the prior written consent of Lender, neither Borrower will and will not cause or allow the Corporations, LLCs or Partnerships at any time, to (and, without limiting the foregoing, will not vote to enable, or take any other action to permit, the Corporations, LLCs or Partnerships to):

(a) make any Distribution or payment other than as permitted pursuant to Section 2.19 or otherwise in violation of this Agreement or any of the other Loan Documents; or

(b) purchase or redeem or obligate itself to purchase or redeem any Equity Interests, cancel any Equity Interests or issue or authorize to be issued any additional Equity Interests; or

(c) merge into or merge or consolidate with any corporation, partnership or limited liability company or entity or cause itself to dissolve or liquidate its assets; or

(d) enter into, or cause or permit any Affiliate of any of the Corporations, LLCs or Partnerships to enter into, (x) any transaction with a Person or entity Affiliated with or related to itself, except upon arms-length terms and conditions, or (y) any transaction which is motivated by an intent to evade this Agreement; or

(e) breach any of the covenants or obligations of the Corporations, LLCs or Partnerships pursuant to this Agreement.

Section 2.18. Conduct of Operations. To the extent that such matters are within the control of Borrower pursuant to the terms of the Organizational Documents and applicable laws, each Borrower shall cause the Corporations, LLCs and Partnerships to conduct their operations and to manage, protect and preserve their assets and to act in a commercially reasonable manner to preserve the value of the Collateral.

Section 2.19. Voting Rights; Etc. (a) So long as an Event of Default shall be continuing, Borrower shall be permitted (i) to receive any and all regular Distributions and dividends paid in cash and in the ordinary course of business of the Partnerships, the LLCs and the Corporations with respect to the Equity Interests and (ii) to exercise all voting and other rights with respect to the Equity Interests as long as no vote shall be cast, or right exercised or other action taken which would, directly or indirectly, materially impair the value of any Collateral or which would be inconsistent with or result in a default under this Agreement or any of the other Loan Documents. Upon the receipt of a written request from Borrower, Lender shall execute and deliver (or cause to be executed and delivered) to Borrower all such proxies and other instruments as Borrower may reasonably request for the purpose of enabling Borrower to exercise the voting and other rights which it is entitled to exercise and to receive the dividends or interest payments which it is authorized to receive and retain pursuant to this Agreement. Upon the occurrence and during the continuance of an Event of Default, the aforesaid rights shall immediately and automatically vest in Lender.

(b) If either Borrower shall receive, by virtue of such Borrower’s being or having been an owner of any Equity Interest, (i) any Distributions or dividends payable in cash (except such Distributions and dividends permitted to be retained by such Borrower pursuant to sub-section (a) above) or in securities or other property, or (ii) any Distributions or dividends in connection with a partial or total liquidation or dissolution or a reclassification, increase or reduction of capital, capital surplus or paid-in capital, such Borrower shall receive the same in trust for Lender, segregate the same from its other assets and promptly deliver the same to Lender in the exact form received, with any necessary endorsement and/or appropriate powers or other instruments of assignment or conveyance, to be held by Lender as Collateral pursuant to this Agreement.

Section 2.20. Admission of New Equity. Neither Borrower will agree to admit any new or substitute shareholders, members or partners into the Corporations, LLCs or Partnerships or transfer its interests in the Corporations, LLCs or Partnerships unless such new shareholder, member or partner executes and delivers, and agrees to be bound by, an agreement, in form and content substantially identical to this Agreement, pursuant to which such new shareholder, member or partner pledges its interests in the Corporations, LLCs or Partnerships to Lender and such admission is otherwise in accordance with the terms of the applicable Organizational Documents and the Loan Documents.

Section 2.21. Proceeds of Collateral. Upon the occurrence and during the continuance of an Event of Default, all Proceeds of the Collateral received by each Borrower shall be promptly delivered to Lender, in the same form as received, with the addition only of such endorsements and assignments as may be necessary to transfer title to Lender, and pending such delivery, such Proceeds shall be held in trust for Lender; and such Proceeds shall be applied to the Debt in such order and manner as Lender shall direct in its sole discretion.

Section 2.22. Admission of Lender As Shareholder, Member, Partner. In the event that Lender forecloses on the Collateral in accordance with the terms of this Agreement, notwithstanding anything to the contrary in the Organizational Documents, the Person that acquires the Collateral in connection with such foreclosure (whether Lender, a designee or Affiliate of Lender or any other Person) shall automatically be admitted as a shareholder, member or partner of the Corporations, LLCs or Partnerships, respectively, and shall be entitled to receive all benefits and exercise all rights in connection therewith pursuant to the Organizational Documents; provided, however, that such Person (whether Lender, a designee or Affiliate of Lender or any other Person) shall have no liability for matters in connection with the Equity Interests arising or occurring, directly or indirectly, prior to such Person becoming a shareholder, member or partner of the Corporations, LLCs or Partnerships.

Section 2.23. Purchase of Mortgage Loan, Etc. Neither Borrower nor any Affiliate thereof or any other Person acting upon their direction or request shall, directly or indirectly, acquire or agree to acquire, obtain, purchase or control the Mortgage Loan, or any portion thereof or any interest therein, or any direct or indirect ownership interest in the holder of, or participant in, the Mortgage Loan in any manner whatsoever. If, solely by operation of applicable subrogation law, either Borrower or any Affiliate thereof shall be in breach of or fail to comply with the foregoing, then such breach or failure shall not be an Event of Default provided that such Borrower (a) shall immediately upon obtaining knowledge thereof notify Lender of such failure or breach, and (b) shall cause such Borrower and Affiliates thereof acquiring any interest in the Mortgage Loan Documents (i) not to enforce the Mortgage Loan Documents, and (ii) upon the request of Lender, to the extent any Borrower or such Affiliate has the power or authority to do so, to promptly (A) cancel, reconvey and release its interest in the Mortgage Loan Documents, (B) discontinue and terminate any enforcement proceeding(s) under the Mortgage Loan Documents and (C) assign and transfer its interest in the Mortgage Loan Documents to Lender.

Section 2.24. Deed-In-Lieu, etc. To the extent permitted by law, without the prior written consent of Lender, neither Borrower shall, and shall not cause or permit Owner to, enter into any deed-in-lieu or consensual foreclosure or transfer or assignment with or for the benefit of Mortgage Lender or any of Mortgage Lender’s Affiliates or designees. Without the express prior written consent of Lender, neither Borrower shall, and shall not cause or permit Owner to, enter into any consensual sale or transfer or assignment or other similar transaction, impair or otherwise adversely affect the interests of Lender in the Collateral or any portion thereof or any interest therein.

Section 2.25. Intercreditor Agreement. Each Borrower acknowledges and agrees that Lender and Mortgage Lender have entered into an intercreditor agreement regarding their respective rights under the Mortgage Loan and Loan (the “Intercreditor Agreement”). Each Borrower acknowledges and agrees that: (a) no Person other than Lender and Mortgage Lender has any rights whatsoever, direct or indirect, beneficial or otherwise, under the Intercreditor Agreement and neither Borrower is a third party beneficiary thereof; (b) Lender and Mortgage Lender may amend, modify, cancel, terminate, supplement or waive the Intercreditor Agreement at any time without notice to, or the consent of either Borrower, Owner or any other Person, and (c) except as expressly set forth in this Agreement, any restriction or other agreement between Lender and Mortgage Lender set forth in the Intercreditor Agreement is personal between Lender and Mortgage Lender and, as between Lender, on the one hand, and Borrower, on the other hand, no such agreement or restriction will be deemed to benefit or otherwise modify any of the rights of Lender under the Loan Documents.

Section 2.26. Payment of Impositions. Each Borrower shall pay and discharge all taxes now or hereafter imposed on it, or its income or profits, on any of its property or upon the liens provided for herein prior to the date on which penalties attach thereto; provided that each Borrower shall have the right to contest the validity or amount of any such tax in good faith and by proper proceedings. Each Borrower shall promptly pay any valid, final judgment enforcing any such tax and cause the same to be satisfied of record.

Section 2.27. Central Cash Management. (a) All amounts paid by the issuer of the Rate Cap Agreement (the “Counterparty”) to Borrower or Lender with respect to the Loan, together with all rents, issues, profits, insurance proceeds, condemnation proceeds, refinancing proceeds and all other sums received by each Borrower with respect to the Premises or distributed with respect to the Equity Interests after all sums which are then due and payable have been paid to Mortgage Lender pursuant to the terms of the Mortgage Loan Documents (collectively, “Remaining Rents”), shall be paid by federal wire transfer or automatic clearing house funds (“ACH”) to Lender and shall be deposited immediately into an Eligible Account located at a bank satisfactory to Lender (the “Lockbox Account”). Lender has established the Lockbox Account in the name of Lender as secured party. The Lockbox Account shall be under the sole dominion and control of Lender. The Lockbox Account shall contain the “Debt Service Payment Account” (an “Account” and together with the other accounts now or hereafter required to be established pursuant to this Section 2.27, collectively, the “Accounts”) to which certain funds shall be allocated and from which disbursements shall be made pursuant to the terms of the Lockbox Agreement. Each Borrower hereby irrevocably directs and authorizes Lender to withdraw funds from the Lockbox Account, all in accordance with the terms and conditions of the Lockbox Agreement. Neither Borrower shall have a right of withdrawal in respect of the Lockbox Account. Each transfer of funds to be made hereunder shall be made only to the extent that funds are on deposit in the Lockbox Account, and Lender shall have no responsibility to make additional funds available in the event that funds on deposit are insufficient. Each Borrower shall enter into or shall cause Owner to enter into a substitute cash management agreement and related lockbox agreement (collectively, the “Substitute CMA Agreements”) with substantially the same terms as the agreements entered into as of the date hereof in connection with the

Mortgage Loan as a condition to the satisfaction of the Mortgage Loan or if Mortgage Lender is not requiring that sums be deposited into any Sub-Accounts or Escrow Accounts. Such substitute agreements shall provide that all Remaining Rents shall be deposited into the Lockbox Account for disbursement in accordance with the terms of the Substitute CMA Agreements, the Lockbox Agreement (as amended to conform with the Substitute CMA Agreements) and this Agreement. Additionally, on or before the Closing Date, each Borrower shall establish or cause Owner to establish such escrow and reserve accounts and deposit such amounts into such accounts as required pursuant to the terms of the Mortgage Loan Documents. After the occurrence and during the continuance of an Event of Default, the funds on deposit in the Lockbox Account, and all other funds received by Lender in respect of the Loan, shall be disbursed and applied in such order and such manner as Lender shall elect in its sole discretion. If either Borrower shall receive any Remaining Rents other than in accordance with this Agreement, such Borrower shall hold all such payments in trust for Lender, will not co-mingle such payments with other funds of such Borrower, or any other Borrower, and will, within two (2) Business Days after such Borrower’s receipt of same, pay and deliver in kind, all such payments directly to Lender for application by Lender in accordance with this Agreement.

(b) Borrower shall maintain the Rate Cap Agreement at all times during the term of the Loan and pay all fees, charges and expenses incurred in connection therewith. Borrower shall comply with all of its obligations under the terms of the Rate Cap Agreement. All amounts paid by the Counterparty to Borrower or Lender shall be deposited immediately into the Lockbox Account. Borrower shall take all actions reasonably requested by Lender to enforce Lender’s rights under the Rate Cap Agreement in the event of a default by the Counterparty. In the event that (a) the long-term unsecured debt obligations of the Counterparty are downgraded by the Rating Agency below “AA–” or its equivalent or (b) the Counterparty shall default in any of its obligations under the Rate Cap Agreement, Borrower shall, at the request of Lender, promptly but in all events within ten (10) Business Days, replace the Rate Cap Agreement with an agreement having identical payment terms and maturity as the Rate Cap Agreement and which is otherwise in form and substance substantially similar to the Rate Cap Agreement and otherwise acceptable to Lender with a cap provider, the long-term unsecured debt of which is rated at least “AA” (or its equivalent) by each Rating Agency, or which will allow each Rating Agency to reaffirm their then current ratings of all rated certificates issued in connection with the Securitization. In the event that Borrower fails to maintain the Rate Cap Agreement as provided in this Section, after notice to Borrower of such failure, Lender may purchase the Rate Cap Agreement and the cost incurred by Lender in connection therewith shall be paid by Borrower to Lender with interest thereon at the Default Rate from the date such cost is incurred until such cost is paid by Borrower to Lender.

(c) At any time that sums are not being deposited into the Sub-Accounts or Escrow Accounts pursuant to the terms of the Mortgage, Borrower shall establish and maintain one or more sub-accounts of the Lockbox Account into which Remaining Rents shall be deposited for the purposes of paying Basic Carrying Costs, Recurring Replacement Expenditures, and Operating Expenses which substantially shall conform with the terms of the Mortgage Loan Documents. In connection therewith, Borrower and Lender shall modify the Lockbox Agreement to provide that, if sums are required to be deposited into the Lockbox Account pursuant to this Section 2.27(c), such funds shall be allocated in the order of priority set forth in

Section 5.05 of the Mortgage, and Borrower hereby irrevocably appoints Lender as its attorney-in-fact, coupled with an interest, to execute any such amendment to the Lockbox Agreement if Borrower fails to execute such amendment within ten (10) days after notice by Lender. The amounts to be deposited in such sub-accounts shall equal the amounts required to be deposited in the Sub-Accounts and Escrow Accounts pursuant to the terms of the Mortgage (as in effect on the Closing Date or as amended with Lender’s approval) and sums deposited into such sub-accounts may be released on the same terms and conditions as set forth in the Mortgage (as in effect on the Closing Date or as amended with Lender’s approval).

(d) Borrower hereby agrees for the benefit of itself and Owner that all payments actually received by Lender shall be deemed payments to Borrower by Owner. Lender shall apply any and all such payments actually received by Lender for application in accordance with this Agreement. After payment of all sums due and payable with respect to the Loan, Lender shall return to Borrower that portion of any payments actually received by Lender from Borrower or Owner which is required to be paid to Borrower pursuant to the Loan Documents.

Section 2.28. Certain Additional Rights of Lender. Notwithstanding anything to the contrary which may be contained in this Agreement, Lender shall have:

(a) the right to routinely consult on a regular basis (no less frequently than quarterly) with and advise Borrower’s management regarding the significant business activities and business and financial developments of Borrower, provided, however, that such consultations shall not include discussions of environmental compliance programs or disposal of hazardous substances, and, provided, further, that Lender shall have the right to call special meetings at any reasonable times;

(b) the right, without restricting any other rights of Lender under this Agreement (including any similar right), to restrict financing to be obtained in connection with future property transactions, refinancing of any acquisition financings, and unsecured debt (except in accordance with the terms of this Agreement) unless the Loan has been paid in full;

(c) the right, without restricting any other right of Lender under this Agreement (including any similar right), to restrict, upon the occurrence of an Event of Default, Borrower’s payments of management, consulting, director or similar fees to Affiliates of Borrower (or their personnel);

(d) the right, without restricting any other rights of Lender under this Agreement (including any similar right), to approve any operating expenditures and/or capital expenditures of Borrower that (i) vary by more than 15% from the expenses set forth in the related approved operating budget and/or approved capital plan for the immediately preceding fiscal year or (ii) when added to all prior operating and capital expenditures for the year, exceed 15% of aggregate budgeted operating and capital expenditures set forth in the related approved operating budget and/or approved capital plan for the immediately preceding fiscal year;

(e) the right, without restricting any other rights of Lender under this Agreement (including any similar right), to approve any acquisition by Borrower of any other significant property (other than personal property required for the day to day operation of the Premises);

(f) the right, without restricting any other rights of Lender under this Agreement (including any similar right), during the continuance of an Event of Default, to vote the owners’ interests in Borrower pursuant to irrevocable proxies granted, at the request of Borrower in advance for this purpose; and

(g) the right, without restricting any other rights of Lender under this Agreement (including any similar right), to restrict the transfer of voting interests in Borrower held by its members, and the right to restrict the transfer of interests in such member, except for any transfer that is a permitted Transfer which does not require Lender’s consent.

The rights contained in this Section 2.28 may be exercised by any Person which owns or Controls, directly or indirectly, substantially all of the interests in Lender or the Loan.

Section 2.29. Refinancing, Liens, etc. Neither Borrower shall and shall not permit either Owner to, without the prior written consent of Lender, which consent may be withheld, delayed or conditioned in the sole discretion of Lender, give its consent or approval or agree to any of the following:

(a) (i) any refinancing of the Mortgage Loan, (ii) any prepayment in full of the Mortgage Loan (except for prepayments permitted in accordance with the terms of the Mortgage Loan Documents), (iii) any Transfer in violation of this Agreement (for purposes of this Section 2.29(a) only, as defined in the Mortgage (as in effect on the Closing Date or as amended with Lender’s approval)) of the Premises, or (iv) any action in connection with or in furtherance of the foregoing;

(b) placing or permitting to attach any additional liens or encumbrances on the Premises (except for liens and encumbrances permitted under the Mortgage Loan Documents (as in effect on the Closing Date or as amended with Lender’s approval) not requiring the consent of Mortgage Lender)); or

(c) any modification, amendment, consolidation, spread, restatement or waiver of any provision of the Mortgage Loan Documents.

Section 2.30. Insurance. (a) The insurance described in Section 3.01 of the Mortgage and Section 2.30(c) hereof (except policies for worker’s compensation) shall be in the form (other than with respect to Section 3.01(a)(vi) of the Mortgage when insurance in that sub-section is placed with a governmental agency or instrumentality on such agency’s forms) and amount and with deductibles as, from time to time, shall be reasonably acceptable to Lender, under valid and enforceable policies issued by financially responsible insurers authorized to do business in the State where the Premises is located, with a general policyholder’s service rating of not less than A and a financial rating of not less than XIII as rated in the most currently available Best’s Insurance Reports (or the equivalent, if such rating system shall hereafter be altered or replaced) and shall have a claims paying ability rating and/or financial strength rating, as applicable, of not less than “A” (or its equivalent), or such lower claims paying ability rating and/or financial strength rating, as applicable, as Lender shall, in its sole and absolute discretion, consent to, from a Rating Agency (one of which after a Securitization in which Standard

& Poor’s rates any securities issued in connection with such Securitization, shall be Standard & Poor’s) and Borrower shall cause Owner to carry all such insurance (whether or not the Mortgage Loan is outstanding) for so long as any portion of the Debt remains outstanding. All such policies (except policies for worker’s compensation) shall name Lender as an additional named insured (subject to the rights of Mortgage Lender), with respect to business interruption, rent loss or similar insurance required pursuant to the Mortgage, shall provide, subsequent to the satisfaction of the Mortgage Loan, for loss payable to Lender and shall contain (or have attached): (i) standard “non-contributory mortgagee” endorsement or its equivalent relating, inter alia, to recovery by Lender notwithstanding the negligent or willful acts or omissions of Borrower; (ii) a waiver of subrogation endorsement as to Lender; (iii) an endorsement indicating that neither Lender nor Borrower shall be or be deemed to be a co-insurer with respect to any casualty risk insured by such policies and shall provide for a deductible per loss of an amount not more than that which is customarily maintained by owners of similar properties similarly situated, and (iv) a provision that such policies shall not be canceled, terminated, denied renewal or amended, including, without limitation, any amendment reducing the scope or limits of coverage, without at least thirty (30) days’ prior written notice to Lender in each instance. Not less than thirty (30) days prior to the expiration dates of the insurance policies obtained pursuant to this Agreement, originals or certified copies of renewals of such policies (or certificates evidencing such renewals) bearing notations evidencing the payment of premiums or accompanied by other reasonable evidence of such payment (which premiums shall not be paid by Borrower or Owner through or by any financing arrangement which would entitle an insurer to terminate a policy) shall be delivered by Borrower to Lender. Borrower shall not carry separate insurance, concurrent in kind or form or contributing in the event of loss, with any insurance required under Section 3.01 of the Mortgage or Section 2.30(c) hereof.

(b) If Borrower fails to maintain and deliver to Lender the original policies or certificates of insurance required by this Agreement, Lender may, at its option, procure such insurance, and each Borrower shall pay, or as the case may be, reimburse Lender for, all premiums thereon promptly, upon demand by Lender, with interest thereon at the Default Rate from the date paid by Lender to the date of repayment and such sum shall constitute a part of the Debt.

(c) Each Borrower shall deliver, or shall cause each Owner to deliver, to Lender such other insurance, in reasonable amounts, as may from time to time be reasonably required by Lender and at the time are commonly insured against for similar properties similarly situated and located in the same region as the Property, against other insurable hazards, including, but not limited to, malicious mischief, vandalism, acts of terrorism, windstorm and/or earthquake, due regard to be given to the size and type of the Premises, Improvements, Fixtures and Equipment and their location, construction and use.

Section 2.31. Casualty. Borrower shall give Lender prompt notice of any loss or damage to the Premises and, subject to the rights of the Mortgage Lender under the Mortgage Loan Documents (which shall in all respects supercede the rights of Lender under this Section 2.31);

(a) After the Mortgage Loan has been paid in full, in the event of any loss or damage covered by any insurance, Lender is hereby authorized (i) if an Event of Default shall have occurred or, if no Event of Default shall have occurred but Borrower or Owner fails to settle and adjust any claim within ninety (90) Business Days after such casualty has occurred, to settle and adjust any claim under such insurance without the consent of Borrower or Owner, or (ii) if no Event of Default has occurred, to allow Borrower or Owner within ninety (90) Business Days after such casualty to settle and adjust such claim with, if any settlement may reasonably be anticipated to result in proceeds in excess of $250,000.00, the consent of Lender, not to be unreasonably withheld; provided, however, that in either case Lender shall, and is hereby authorized to, collect and receive any such insurance proceeds, subject, however, to the rights of Mortgage Lender under the Mortgage Loan Documents. The expenses incurred by Lender in the adjustment and collection of such proceeds of insurance shall be additional Debt of Borrower, and shall be reimbursed to Lender within five (5) days after Lender’s written request therefor, or, at Lender’s option, in the event and to the extent sufficient proceeds are available, deducted by Lender from such proceeds of insurance prior to any other application thereof. If the Mortgage Loan has been paid in full, each insurance company which has issued insurance is hereby authorized and directed to make payment for all losses covered by such insurance to Lender alone, and not to Lender and Borrower or Owner jointly, provided Lender shall distribute such proceeds to the applicable Borrower and Owner in accordance with the terms of the Mortgage and this Agreement. Each Borrower agrees to execute and cause Owner to execute all documents and make all deliveries reasonably required in order to permit adjustment and payment of insurance proceeds as provided above.

(b) Each Borrower hereby assigns to Lender the proceeds of all insurance (other than worker’s compensation and liability insurance) obtained pursuant to this Agreement, all of which proceeds shall be payable to Lender as collateral and further security for the payment of the Debt and the performance of such Borrower’s obligations hereunder and under the other Loan Documents, and each Borrower hereby authorizes and directs the issuer of any such insurance to, subject to the rights of Mortgage Lender under the Mortgage Loan Documents, make payment of such proceeds directly to Lender. Lender may apply the proceeds of insurance received upon any casualty, in accordance with and subject to the terms of the Mortgage Loan Documents, either (i) to reduce the Debt, in such order or manner as Lender may elect; or (ii) to reimburse each Borrower or Owner for or to pay the costs of restoring, repairing, replacing or rebuilding (collectively, a “Restoration”) the loss or damage caused by such casualty.

Section 2.32. Management of Premises. Each Borrower shall cause Owner to operate and manage the applicable Property or cause such Property to be operated and managed in a manner which is consistent with the Approved Manager Standard. Each Borrower covenants and agrees with Lender that (a) the Premises will be managed at all times by Manager pursuant to the management agreement approved by Lender (the “Management Agreement”), (b) after each Borrower has knowledge of a fifty percent (50%) or more change in control of the ownership of Manager, Borrower will promptly give Lender notice thereof (a “Manager Control Notice”) and (c) the Management Agreement may be terminated by Lender at any time for cause (including, but not limited to, Manager’s gross negligence, misappropriation of funds, willful misconduct or fraud) or at any time following (A) the continuance of an Event of Default, or (B) the receipt of a Manager Control Notice, or less and a substitute managing agent shall be appointed by

Borrower, subject to Lender’s prior written approval, which may be given or withheld in Lender’s sole discretion and which may be conditioned on, inter alia, a letter from the Rating Agency confirming that any rating issued by the Rating Agency in connection with a Securitization or Mortgage Securitization will not, as a result of the proposed change of Manager, be downgraded from the then current ratings thereof, qualified or withdrawn. Each Borrower may from time to time cause the applicable Owner to appoint a successor manager to manage the Premises with Lender’s prior written consent which consent shall not be unreasonably withheld or delayed, provided that any such successor manager shall be a reputable management company which meets the Approved Manager Standard and, if required, each Rating Agency shall have confirmed in writing that any rating issued by the Rating Agency in connection with a Securitization or in connection with a Mortgage Securitization will not, as a result of the proposed change of Manager, be downgraded from the then current ratings thereof, qualified or withdrawn. Each Borrower further covenants and agrees that such Borrower shall cause the applicable Owner to require the Manager (or any successor managers) to maintain at all times during the term of the Loan worker’s compensation insurance as required by Governmental Authorities.

Section 2.33. Power of Attorney. Each Borrower hereby irrevocably appoints and instructs Lender as its attorney-in-fact, with full authority in the place and stead of such Borrower and in the name of such Borrower, Lender or otherwise, from time to time in Lender’s discretion to take any and all actions necessary and proper, to carry out the intent of this Agreement and (a) to perfect and protect the lien, pledge, assignment and security interest of Lender created hereunder, (b) from and during the continuance of an Event of Default, (i) to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral, (ii) to file any claims or take any action or institute any proceedings for the collection of any of the Collateral or otherwise to enforce the rights of Lender with respect to any of the Collateral, and (iii) in connection with the exercise of any power, right, privilege or remedy pursuant to this Agreement, to make all necessary assignments, transfers and deliveries of the Collateral and rights and to execute all applications, certificates, instruments, assignments and other documents and papers, and (c) to collect and receive any insurance proceeds paid with respect to any portion of the insurance policies required to be maintained hereunder to applied in accordance with the terms of the Mortgage and this Agreement, and to endorse any checks, drafts or other instruments representing any insurance proceeds whether payable by reason of loss thereunder or otherwise. Borrower hereby ratifies, approves and confirms all actions taken by Lender and its attorneys-in-fact pursuant to this Section 2.33. Neither Lender nor any Lender or attorney-in-fact will be liable for any acts of commission or omission nor for any error of judgment or mistake of fact or law with respect to its dealings with the Collateral, except with respect to such Person’s gross negligence or willful misconduct. This power of attorney, being coupled with an interest, is irrevocable until the date upon which the Debt has been indefeasibly satisfied in full. Without limiting the foregoing, if each Borrower fails to perform any agreement or obligation contained herein, Lender may itself perform, or cause performance of, where necessary or advisable in the name or on behalf of such Borrower, and at the expense of such Borrower, as applicable.

Section 2.34. Leases. (a) Borrower covenants and agrees that, from the date hereof and until payment in full of the Debt, Borrower shall, or shall cause Owner to, comply with the terms and provisions of Section 7.02(a) through (c) of the Mortgage as provided in Section 2.14 hereof, and, to the extent such term, covenants and conditions require any consents, approvals or waivers by Mortgage Lender, Lender shall have the same rights to consent, approve or waive. Lender’s consent to any Lease shall be deemed given, if the first correspondence from Borrower or Owner, as the case may be, to Lender requesting such approval is in an envelope marked “PRIORITY” and contains a bold-faced, conspicuous legend at the top of the first page thereof stating that “IF YOU FAIL TO RESPOND TO OR TO EXPRESSLY DENY THIS REQUEST FOR APPROVAL IN WRITING WITHIN TEN (10) BUSINESS DAYS, YOUR APPROVAL MAY BE DEEMED GIVEN”, and is accompanied by the information and documents required above and any other information reasonably requested by Lender in writing prior to the expiration of such ten (10) Business Day period in order to adequately review the same has been delivered and, if Lender fails to respond or to expressly deny such request for approval in writing within the ten (10) Business Day period, a second notice is delivered to Lender from Borrower or Owner, as the case may be, in an envelope marked “PRIORITY” requesting approval containing a bold-faced, conspicuous legend at the top of the first page thereof stating that “IF YOU FAIL TO RESPOND TO OR EXPRESSLY DENY THIS REQUEST FOR APPROVAL IN WRITING WITHIN FIVE (5) BUSINESS DAYS, YOUR APPROVAL SHALL BE DEEMED GIVEN” and Lender fails to respond or to expressly deny such request for approval within the five (5) Business Day period.

(b) Subject to the rights of Mortgage Lender in respect of the Rents under the Mortgage Loan Documents at any time that (i) payments are not being made to the Central Account, or (ii) following repayment of the Mortgage Loan, then Lender shall have the immediate right to notify all tenants and other third parties to make payments directly to the Lockbox Account. Borrower hereby authorizes and directs the tenants and other third parties to make such payments directly to the Lockbox Account upon notice by Lender. Subject to the rights of Mortgage Lender under the Mortgage Loan Documents, security and other refundable deposits of tenants, whether held in cash or any other form, shall, after and during the continuance of an Event of Default, be turned over to Lender (together with any undisbursed interest earned thereon) upon Lender’s request therefor to be held by Lender subject to the terms of the Leases. Any letter of credit or other instrument which Borrower or Owner holds in lieu of cash security deposit shall be maintained in full force and effect in the full amount of such deposits unless replaced by cash deposits as hereinabove described and shall in all material respects comply with any applicable Legal Requirements and otherwise be satisfactory to Lender. Borrower shall, upon request, provide Lender with evidence satisfactory to Lender of Borrower’s and Owner’s compliance with the foregoing.

(c) Borrower (i) shall cause Owner to observe and perform all of its material obligations under the Leases pursuant to applicable Legal Requirements, (ii) shall not do or permit to be done anything to impair the value of the Leases; (iii) shall cause Owner to promptly send copies to Lender of all notices of material default which Owner shall receive under the Leases; (iv) shall, consistent with the Approved Manager Standard, enforce all of the material terms, covenants and conditions contained in the Leases to be observed or performed; (v) shall not permit Owner to collect any of the Rents under the Leases more than one (1) month in advance (except that Owner may collect in advance such security deposits as are permitted pursuant to applicable Legal Requirements and are commercially reasonable in the prevailing market); (vi) shall not permit Owner to cancel or terminate any of the Leases or accept a surrender thereof in any manner inconsistent with the Approved Manager Standard; (vii) shall not permit Owner to alter, modify or change the terms of any guaranty of any Major Space Lease or cancel or terminate any such guaranty; (viii) shall cause Owner, in accordance with the Approved Manager Standard, to make all reasonable efforts to seek lessees for space as it becomes vacant and enter into Leases in accordance with the terms hereof; and (ix) shall not permit Owner to materially modify, alter or amend any Major Space Lease or Property Agreement without Lender’s consent, which consent will not be unreasonably withheld, conditioned or delayed. In all instances that Owner is required to obtain the consent of Mortgage Lender prior to entering into any Lease, Lease amendment, modification or termination, Borrower shall cause Owner to obtain Lender’s consent to such proposed Lease, Lease amendment, modification or termination prior to permitting or causing Owner to submit the proposed Lease, Lease amendment, modification or termination to Mortgage Lender.

Section 2.35. Condemnation. In the event that all or any portion of the Premises shall be damaged or taken through condemnation (which term shall include any damage or taking by any governmental authority, quasi-governmental authority, any party having the power of condemnation, or any transfer by private sale in lieu thereof), or any such condemnation shall be threatened, Borrower shall give prompt written notice to Lender. Lender acknowledges that Owner’s rights to any condemnation award is subject to the terms of the Mortgage. Notwithstanding the foregoing, Borrower may not and shall not permit Owner to settle or compromise any claim, action or proceeding relating to such damage or condemnation without the prior written consent of Lender, which shall not be unreasonably withheld, delayed or denied; provided, further, that either Owner may settle, adjust and compromise any such claim, action or proceeding which is of an amount less than $250,000 provided no Event of Default has occurred. Any proceeds remaining after the application of any award to reconstruct or repair the Premises or to the payment of the Mortgage Loan shall be paid to Lender and applied to the payment of the Debt whether or not then due without payment of any prepayment penalty or premium. In the event that Owner is permitted pursuant to the terms of the Mortgage to reconstruct, restore or repair the Premises following a condemnation of any portion of the Premises, Borrower shall cause Owner to promptly and diligently repair and restore the Premises in the manner and within the time periods required by the Mortgage, the Leases and any other agreements affecting the Premises. In the event that Owner is permitted pursuant to the terms of the Mortgage to elect not to reconstruct, restore or repair the Premises following a condemnation of any portion of the Premises, Borrower shall not permit Owner to elect not to reconstruct, restore or repair the Property without the prior written consent of Lender.

Section 2.36. Borrower’s Knowledge. As used in this Agreement, the words “to the best knowledge” and words of like effect or import mean, with respect to any representation or warranty of either Borrower, the best knowledge of Martin S. Burger and Jeffrey A. Fine, or such other Person specifically identified, after making due inquiry and investigation as of the date of the making (or the effective date, as the case may be) of the representation or warranty in question and the words “to the knowledge,” “to Borrower’s knowledge” and words of like effect or import mean, with respect to any representation or warranty of either Borrower, the knowledge of Martin S. Burger or Jeffrey A. Fine, or such other Person specifically identified, without due inquiry or investigation as of the date of the making (or the effective date, as the case may be) of the representation or warranty in question.

ARTICLE III. EVENTS OF DEFAULT/REMEDIES

Section 3.01. Events of Default. The Loan shall become immediately due at the option of Lender upon any one or more of the following events (“Event of Default”):

(a) if the final payment or prepayment premium, if any, due under the Note shall not be paid on Maturity;

(b) if any monthly payment of interest and/or principal due under the Note (other than the sums described in (a) above) shall not be fully paid on the date upon which the same is due and payable thereunder;

(c) if payment of any sum (other than the sums described in (a) above or (b) above) required to be paid pursuant to the Note, this Agreement or any other Loan Document shall not be paid within five (5) days after Lender delivers written notice to Borrower that same is due and payable thereunder or hereunder;

(d) if Borrower, Owner, Guarantor or, if Borrower, Owner or Guarantor is a partnership, any general partner of Borrower, Owner or Guarantor, or, if Borrower, Owner or Guarantor is a limited liability company, any member of Borrower, Owner or Guarantor, shall institute or cause to be instituted any proceeding for the termination or dissolution of Borrower, Owner, Guarantor or any such general partner or member;

(e) if a default beyond applicable notice and grace periods shall occur under any of the Mortgage Loan Documents, or any other event or condition shall exist, if the effect of such event or condition is to accelerate or permit Mortgage Lender to accelerate the maturity of any portion of the Mortgage Loan;

(f) if Borrower, Owner or Guarantor attempts to assign its rights under this Agreement or any other Loan Document or any interest herein or therein, or if any Transfer occurs other than in accordance with the provisions hereof;

(g) if any representation or warranty of Borrower, Owner or Guarantor made herein or in any other Loan Document or in any certificate, report, financial statement or other instrument or agreement furnished to Lender shall prove false or misleading in any material respect as of the date the representation or warranty was made;

(h) if Borrower, Owner, Guarantor or, if Borrower, Owner or Guarantor is a partnership, any general partner of Borrower, Owner or Guarantor, or, if Borrower, Owner or Guarantor is a limited liability company, any member of Borrower, Owner or Guarantor, shall make an assignment for the benefit of creditors or shall admit in writing its inability to pay its debts generally as they become due;

(i) if a receiver, liquidator or trustee of Borrower, Owner or Guarantor or any general partner of Borrower, Owner or Guarantor shall be appointed or if Borrower, Owner or Guarantor or their respective general partners shall be adjudicated a bankrupt or insolvent, or if any petition for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by or against, consented to, or acquiesced in by Owner, Guarantor or their respective general partners or if any proceeding for the dissolution or liquidation of Borrower, Owner, Guarantor or their respective general partners shall be instituted; however, if such appointment, adjudication, petition or proceeding was involuntary and not consented to by Borrower, Owner, Guarantor or their respective general partners, as applicable, upon the same not being discharged, stayed or dismissed within ninety (90) days or if Borrower, Owner, Guarantor or their respective general partners shall generally not be paying its debts as they become due;

(j) if Borrower consummates a transaction which would cause this Agreement or Lender’s rights under this Agreement, the Note or any other Loan Document to constitute a non-exempt prohibited transaction under ERISA or result in a violation of a state statute regulating government plans subjecting Lender to liability for a violation of ERISA or a state statute;

(k) if an event of default beyond applicable notice and grace periods shall occur under any loan and security agreement executed by Borrower or any Affiliate of Borrower which secures, in whole or in part, the Debt;

(l) if any pledge or security interest made or granted or purported to be made or granted pursuant to this Agreement or any of the other Loan Documents shall cease to be in full force and effect or shall not be enforceable or shall not be of the effect or have the priority stated herein or therein for such pledge or security interest;

(m) if a sale of the Premises occurs pursuant to Section 9.04 of the Mortgage and concurrently therewith a Proposed Loan Assumption does not occur for any reason; or

(n) if a default shall occur under any of the other terms, covenants or conditions of the Note, this Agreement or any other Loan Document, other than as set forth in (a) through (m) above, for ten (10) days after notice from Lender in the case of any default which can be cured by the payment of a sum of money, or for thirty (30) days after notice from Lender in the case of any other default or an additional ninety (90) days if Borrower is diligently and continuously effectuating a cure of a curable non-monetary default, other than as set forth in (a) through (m) above.

Section 3.02. Remedies. (a) Upon the occurrence and during the continuance of any Event of Default, Lender may, in addition to any other rights or remedies available to it hereunder or under any other Loan Document, at law or in equity, take such action, without notice or demand, as it reasonably deems advisable to protect and enforce its rights against Borrower and in and to the Collateral, including, but not limited to, the following actions, each of which, to the extent permitted by applicable law, may be pursued singly, concurrently or otherwise, at such time and in such order as Lender may determine, in its sole discretion, without impairing or otherwise affecting any other rights and remedies of Lender hereunder, at law or in equity: (i) declare all or any portion of the unpaid Loan to be immediately due and payable; provided, however, that upon the occurrence of any of the events specified in Section 3.01(i), the entire Loan will be immediately due and payable without notice or demand or any other declaration of the amounts due and payable; or (ii) bring an action to foreclose this Agreement and thereupon Lender may (A) exercise all rights and powers of Borrower with respect to the Collateral or any part thereof, whether in the name of Borrower or otherwise and (B) apply the receipts from the Collateral to the payment of the Debt, after deducting therefrom all expenses (including, without limitation, reasonable attorneys’ fees and disbursements and all applicable transfer taxes) reasonably incurred in connection therewith, as well as just and reasonable compensation for the services of Lender’s third-party agents; or (iii) sell the Collateral or institute proceedings for the complete foreclosure of this Agreement, or take such other action as may be allowed pursuant to Legal Requirements, at law or in equity, for the enforcement of this Agreement; or (iv) pursue any or all such other rights or remedies as Lender may have under applicable law or in equity (including, without limitation, all rights and remedies to a secured party under the UCC); provided, however, that the provisions of this Section shall not be construed to extend or modify any of the notice requirements or grace periods provided for hereunder or under any of the other Loan Documents.

(b) In addition to the remedies described in subsection (a) above, if any Event of Default shall occur, so long as such Event of Default shall be continuing, (i) Lender and/or its nominees or designees shall have the right to receive any and all dividends, payments or Distributions paid with respect to the Equity Interests and the other Collateral, as applicable, and make application thereof in accordance with this Agreement (and any dividends and other payments received in trust by Borrower for the benefit of Lender shall be segregated from the other funds of Borrower) and (ii) at Lender’s election, in accordance with the terms of this Agreement, all Equity Interests shall be transferred to Lender and/or one (1) or more nominee(s) or designee(s) thereof, and Lender and/or such nominee(s) or designee(s) may in the name of Borrower or in Lender’s and/or such nominee’s(s’) or designee’s(s’) own name, collect all payments and assets due Borrower pursuant to the Equity Interests and/or the applicable Organizational Documents, and Lender and/or such nominee(s) or designee(s) may thereafter exercise (A) all voting and other rights pertaining to the Equity Interests and/or the other Collateral under the Organizational Documents, and (B) any and all rights of conversion, exchange, subscription and any other rights, privileges or options pertaining to the Equity Interests as if they were the absolute owners thereof (including the right to exchange at their discretion any and all of the Equity Interests upon the merger, consolidation, reorganization, recapitalization or other change in the structure of any Corporation, LLC or Partnership), or upon the exercise by Borrower or Lender and/or such nominee(s) or designee(s) of any right, privilege or option pertaining to such Equity Interests, and, in connection therewith, the right to deposit and deliver evidences of the Equity Interests with any committee, depository, transfer agent, registrar or other designated agency (upon such terms and conditions as they may determine), all without liability except to account for property actually received by them, but neither Lender nor any such nominee or designee shall have any duty to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing, except if due to the gross negligence or willful misconduct of Lender or such nominee or designee. Further, unless and until Lender and/or such nominee(s) or designee(s) succeeds to actual ownership thereof, pursuant to the exercise of Lender’s remedies described in subsection (a) above, neither Lender nor any such nominee or designee shall be obligated to perform or discharge any obligation, duty or liability in connection with the Equity Interests or the other Collateral. The rights of Lender hereunder shall not be conditioned or contingent upon the pursuit by Lender of any other right or remedy against Borrower or any guarantor of any of the Debt, or against any other Person which may be or become liable in respect of all or any part of the Debt or against any other collateral security therefor, guarantee thereof or right of offset with respect thereto. Neither Lender nor any of its nominees or designees shall be liable for any failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so, nor shall they be under any obligation to sell or otherwise dispose of any Collateral upon the request of Borrower or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof.

(c) Following the occurrence and during the continuance of an Event of Default, Lender may, at its election, and in addition to any other remedies available hereunder, in its sole and absolute discretion, no such duty being imposed hereby, pay, purchase, contest or compromise any encumbrance, charge or lien which is prior or superior to its security interest in the Collateral and pay all expenses incurred therewith (any payment or expense so incurred shall be deemed a part of the Debt and shall be immediately due and payable and secured hereby), all of which shall be deemed authorized by Borrower. All such expenses not paid when due shall accrue interest at the Default Rate.

(d) Without limiting the generality of the other provisions of this Agreement, Lender is hereby authorized by Borrower, but not obligated, in the event of the continuance of an Event of Default hereunder giving rise to Lender’s rights to sell or otherwise dispose of the Collateral, and after the giving of any notices required herein, to sell all or any part of the Collateral at private sale, subject to an investment letter or in any other manner which will not require the Collateral, or any part thereof, to be registered in accordance with the Securities Act of 1933, as amended (the “Securities Act”), or other applicable rules and regulations promulgated thereunder, or any other law or regulation, at the best price reasonably obtainable by Lender at any such private sale or other disposition in the manner mentioned above, and Borrower specifically acknowledges that any such disposition shall be commercially reasonable under the UCC even though any such private sales may be at prices and on terms less favorable than those obtainable through a public sale without such restrictions, and agrees that Lender shall have no obligation to engage in public sales and no obligation to delay the sale of any Collateral for the period of time necessary to permit the issuer thereof to register it for a form of public sale required by registration under the Securities Act or under applicable state securities laws, even if such issuer would, or should agree to, so register it. Lender is also hereby authorized by Borrower, but not obligated, to take such actions, give such notices, obtain such consents, and do such other things as Lender may deem required or appropriate in the event of a sale or disposition of any of the Collateral. If Lender determines to exercise its right to sell any or all of the Collateral, upon written request, Borrower shall and shall cause each issuer of any Pledged Interests or other Equity Interests owned by Borrower to be sold hereunder from time to time to furnish to Lender all such information as Lender may request in order to determine the number of shares and other instruments included in the Collateral which may be sold by Lender in exempt transactions under the Securities Act and the rules and regulations of the Securities and Exchange Commission thereunder, as the same are from time to time in effect. Borrower clearly understands that Lender may at its discretion approach a restricted number of potential purchasers and that a sale under such circumstances may yield a lower price for the Collateral, or any part or parts thereof, than would otherwise be obtainable if same were registered and sold in the open market. Borrower agrees: (i) in the event Lender shall, upon an Event of Default hereunder, sell the Collateral, or any portion thereof, at such private sale or sales, Lender shall have the right to rely upon the advice and opinion of any member firm of the National Security Exchange as to the best price reasonably obtainable upon such private sale thereof; and (ii) that such reliance shall be conclusive evidence that Lender handled such matter in a commercially reasonable manner under the UCC.

(e) In order to permit Lender to exercise the voting and other consensual rights which it may be entitled to exercise pursuant to this Agreement and to receive all dividends and other Distributions which it may be entitled to receive under this Agreement, (i) Borrower shall promptly execute and deliver (or cause to be executed and delivered) to Lender all such proxies, dividend payment orders and other instruments as Lender may from time to time reasonably request and (ii) WITHOUT LIMITING THE EFFECT OF THE IMMEDIATELY PRECEDING CLAUSE (i), BORROWER HEREBY GRANTS TO LENDER AN IRREVOCABLE PROXY TO VOTE THE PLEDGED INTERESTS AND OTHER EQUITY INTERESTS PLEDGED BY BORROWER AND TO EXERCISE ALL OTHER RIGHTS, POWERS, PRIVILEGES AND REMEDIES TO WHICH A HOLDER OF THE PLEDGED INTERESTS OR OTHER EQUITY INTERESTS WOULD BE ENTITLED (INCLUDING WITHOUT LIMITATION GIVING OR WITHHOLDING WRITTEN CONSENTS OF SHAREHOLDERS, MEMBERS OR PARTNERS, AS APPLICABLE, CALLING SPECIAL MEETINGS OF SHAREHOLDERS, MEMBERS OR PARTNERS, AS APPLICABLE, AND VOTING AT SUCH MEETINGS), WHICH PROXY IS COUPLED WITH AN INTEREST AND SHALL BE EFFECTIVE, AUTOMATICALLY AND WITHOUT THE NECESSITY OF ANY ACTION (INCLUDING ANY TRANSFER OF ANY PLEDGED INTERESTS ON THE RECORD BOOKS OF THE ISSUER THEREOF) BY ANY OTHER PERSON (INCLUDING THE ISSUER OF THE PLEDGED INTERESTS OR ANY OFFICER OR AGENT THEREOF), UPON THE OCCURRENCE AND DURING THE CONTINUANCE OF AN EVENT OF DEFAULT AND WHICH PROXY SHALL ONLY TERMINATE UPON THE PAYMENT IN FULL OF THE DEBT OTHER THAN THE SURVIVING OBLIGATIONS (WHICH, HOWEVER, SHALL REMAIN SUBJECT TO THE PREFERENTIAL PAYMENT PROVISIONS).

(f) Any time during the continuance of an Event of Default Lender shall have the power to sell the Collateral or any part thereof at public auction, in such manner, at such time and place, upon such terms and conditions, and upon such public notice as Lender may deem best for the interest of Lender, or as may be required or permitted by applicable law, consisting of advertisement in a newspaper of general circulation in the jurisdiction and for such period as applicable law may require and at such other times and by such other methods, if any, as may be required by law to convey the Collateral to and at the cost of the purchaser, who shall not be liable to see to the application of the purchase money. Notwithstanding anything contained in this Agreement or in any other Loan Document, the proceeds or avails of any sale made under or by virtue of this Section, together with any other sums which then may be held by Lender under this Agreement, whether under the provisions of this Section or otherwise, shall be applied as follows:

First: To the payment of the third-party costs and expenses reasonably incurred in connection with any such sale (including, without limitation, any transfer taxes) and to advances, fees and expenses, including, without limitation, reasonable fees and expenses of Lender’s legal counsel as applicable, and of any judicial proceedings wherein the same may be made, and of all expenses, liabilities and advances reasonably made or incurred by Lender under this Agreement, together with interest as provided herein on all such advances made by Lender;

Second: To the payment of the whole amount then due, owing and unpaid under the Note for principal and interest thereon, with interest on such unpaid principal at the Default Rate from the date of the occurrence of the earliest Event of Default that formed a basis for such sale until the same is paid;

Third: To the payment of any other portion of the Loan required to be paid by Borrower pursuant to any provision of this Agreement, the Note, or any of the other Loan Documents; and

Fourth: The surplus, if any, to Borrower unless otherwise required by Legal Requirements.

Lender and any receiver or custodian of the Collateral or any part thereof shall be liable to account for only those rents, issues, proceeds and profits, as applicable, actually received by it.

(g) Lender may adjourn from time to time any sale by it to be made under or by virtue of this Agreement by announcement at the time and place appointed for such sale or for such adjourned sale or sales and, except as otherwise provided by any applicable provision of Legal Requirements, Lender, without further notice or publication, may make such sale at the time and place to which the same shall be so adjourned.

(h) Upon the completion of any sale or sales made by Lender under or by virtue of this Section, Lender, or any officer of any court empowered to do so, shall execute and deliver to the accepted purchaser or purchasers a good and sufficient instrument, or good and sufficient instruments, granting, conveying, assigning and transferring all estate, right, title and interest in and to the Collateral. Lender is hereby irrevocably appointed the true and lawful attorney-in-fact of Borrower (coupled with an interest), in its name and stead, to make all necessary conveyances, assignments, transfers and deliveries and for that purpose Lender may execute all necessary instruments of conveyance, assignment, transfer and delivery, and may substitute one or more Persons with like power, Borrower hereby ratifying and confirming all that its said attorney-in-fact or such substitute or substitutes shall lawfully do by virtue hereof. Nevertheless, Borrower, if so requested by Lender, shall ratify and confirm any such sale or sales by executing and delivering to Lender, or to such purchaser or purchasers all such instruments as may be advisable, in the sole judgment of Lender, for such purpose, and as may be designated in such request. Any such sale or sales made under or by virtue of this Section shall operate to divest all the estate, right, title, interest, claim and demand whatsoever, whether at law or in equity, of Borrower in and to the Collateral, and shall, to the fullest extent permitted under Legal Requirements, be a perpetual bar, both at law and in equity against Borrower and against any and all Persons claiming or who may claim the same, or any part thereof, from, through or under Borrower.

(i) In the event of any sale made under or by virtue of this Section, the entire Loan immediately thereupon shall, anything in the Loan Documents to the contrary notwithstanding, become due and payable.

(j) Upon any sale made under or by virtue of this Section (whether made under the power of sale herein granted or under or by virtue of judicial proceedings or a judgment or decree of foreclosure and sale), Lender may bid for and acquire the Collateral or any part thereof and in lieu of paying cash therefor may make settlement for the purchase price by crediting upon the Loan the net sales price after deducting therefrom the expenses of the sale (including, without limitation, transfer taxes) and the costs of the action.

(k) No recovery of any judgment by Lender and no levy of an execution under any judgment upon the Collateral or upon any other property of Borrower shall release the lien of this Agreement upon the Collateral or any part thereof, or any liens, rights, powers or remedies of Lender hereunder, but such liens, rights, powers and remedies of Lender shall continue unimpaired until all amounts due under the Note, this Agreement and the other Loan Documents are paid in full.

(l) Upon the exercise by Lender of any power, right, privilege, or remedy pursuant to this Agreement which requires any consent, approval, registration, qualification, or authorization of any Governmental Authority, Borrower agrees to execute and deliver, or will cause the execution and delivery of, all applications, certificates, instruments, assignments and other documents and papers that Lender or any purchaser of the Collateral may be required to obtain for such governmental consent, approval, registration, qualification, or authorization and Lender is hereby irrevocably appointed the true and lawful attorney-in-fact of Borrower (coupled with an interest), in its name and stead, to execute all such applications, certificates, instruments, assignments and other documents and papers.

(m) Lender may comply with any applicable Legal Requirements in connection with the disposition of the Collateral, and Lender’s compliance therewith will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.

(n) Lender may sell the Collateral without giving any warranties as to the Collateral. Lender may specifically disclaim any warranties of title, possession, quiet enjoyment or the like. This procedure will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.

(o) If Lender sells any of the Collateral upon credit, Borrower will be credited only with payments actually made by the purchaser, received by Lender and applied to the indebtedness of the purchaser. In the event the purchaser of the Collateral fails to fully pay for the Collateral, Lender may resell the Collateral and Borrower will be credited with the proceeds of such sale.

Section 3.03. No Conditions Precedent to Exercise of Lender’s Remedies. Subject to the terms and conditions of this Agreement (including, without limitation, Section 8.01 hereof) Borrower waives any and all legal requirements that Lender institute any action or proceeding at law or in equity against Borrower or any other party or exhaust its remedies against Borrower or any other party in respect of any other security held by Lender for the Debt or any portion thereof as a condition precedent to exercising its right and remedies pursuant to this Agreement.

Section 3.04. Additional Security. Borrower authorizes Lender without notice or demand and without affecting its liability under this Agreement or under the Note (i) to take and hold security in addition to the security interest in the Collateral granted by Borrower to Lender pursuant to this Agreement, for the payment of the Debt or any part thereof, and to exchange, waive or release any such other security and (ii) to release or substitute Borrower.

Section 3.05. Rights and Remedies Continue. Until the Debt shall have been paid in full, all rights, powers and remedies granted to Lender under this Agreement shall continue to exist and may be exercised by Lender at any time and from time to time irrespective of the fact that the Debt or any part thereof may have become barred by any statute of limitations or that the liability of Borrower therefor may have ceased.

Section 3.06. Right to Terminate Proceedings. Lender may terminate or rescind any proceeding or other action brought in connection with its exercise of the remedies provided in Section 3.02 at any time before the conclusion thereof, as determined in Lender’s sole discretion and without prejudice to Lender.

Section 3.07. No Waiver or Release. The failure of Lender to exercise any right, remedy or option provided in the Loan Documents shall not be deemed a waiver of such right, remedy or option or of any covenant or obligation contained in the Loan Documents. No acceptance by Lender of any payment after the occurrence of an Event of Default and no payment by Lender of any payment or obligation for which Borrower is liable hereunder shall be deemed to waive or cure any Event of Default. No sale of all or any portion of the Collateral, no forbearance on the part of Lender, and no extension of time for the payment of the whole or any portion of the Loan or any other indulgence given by Lender to Borrower or any other Person, shall operate to release or in any manner affect the interest of Lender in the Collateral or the liability of Borrower to pay the Loan, except for payment in full of the debt. No waiver by Lender shall be effective unless it is in writing and then only to the extent specifically stated.

Section 3.08. Payment of Debt After Default. If during the continuance of an Event of Default, Borrower shall tender payment of an amount sufficient to satisfy the Debt in whole or in part at any time prior to a UCC sale of the Collateral, and if at the time of such tender prepayment of the principal balance of the Note is not permitted by the Note and this Agreement, Borrower shall, in addition to the entire Debt, also pay to

Lender a sum equal to interest which would have accrued on the principal balance of the Note at an interest rate equal to the LIBOR Margin for the Note plus the greater of (x) the then current LIBOR Rate and (y) the then current average yield for “This Week” as published by the Federal Reserve Board during the most recent full week preceding the date on which Borrower tenders such payment in Federal Reserve Statistical Release H.15 (519) for instruments having a ten (10) year maturity, from the date of such tender to the earlier of (a) the Maturity Date or (b) the first day of the period during which prepayment of the principal balance of the Note would have been permitted together with a prepayment consideration equal to the prepayment consideration which would have been payable as of the first day of the period during which prepayment would have been permitted. If at the time of such tender, prepayment of the principal balance of the Note is permitted, such tender by Borrower shall be deemed to be a voluntary prepayment of the principal balance of the Note and Borrower shall, in addition to the entire Debt, also pay to Lender any applicable prepayment consideration specified in the Note and this Agreement.

Section 3.09. No Impairment; No Releases. The interests and rights of Lender under the Loan Documents shall not be impaired by any indulgence, including (a) any renewal, extension or modification which Lender may grant with respect to any of the Loan; (b) any surrender, compromise, release, renewal, extension, exchange or substitution which Lender may grant with respect to the Loan Documents or any portion thereof; or (c) any release or indulgence granted to any maker, endorser, or surety of any of the Loan.

Section 3.10. Interest After Default. If any amount due under the Note, this Agreement or any of the other Loan Documents is not paid within any applicable notice and grace period after same is due, whether such date is the stated due date, any accelerated due date or any other date or at any other time specified under any of the terms hereof or thereof, then, in such event, Borrower shall pay interest on the amount not so paid from and after the date on which such amount first becomes due at the Default Rate; and such interest shall be due and payable at such rate until the earlier of the cure of all Events of Default or the payment of the entire amount due to Lender, whether or not any action shall have been taken or proceeding commenced to recover the same or to foreclose this Agreement. All unpaid and accrued interest shall be secured by this Agreement as part of the Debt. Nothing in this Section or in any other provision of this Agreement shall constitute an extension of the time for payment of the Debt.

Section 3.11. Late Payment Charge. If any portion of the Debt is not paid in full on or before the date on which it is due and payable hereunder (other than sums due on the Maturity Date), Borrower shall pay to Lender an amount equal to five percent (5%) of such unpaid portion of the Debt (“Late Charge”) to defray the expense incurred by Lender in handling and processing such delinquent payment, and such amount shall constitute a part of the Debt.

Section 3.12. Recovery of Sums Required To Be Paid. Lender shall have the right from time to time to take action to recover any sum or sums which constitute a part of the Debt as the same become due and payable hereunder (after the expiration of any grace period or the giving of any notice herein provided, if any), without regard to whether or not the balance of the Debt shall be due, and without prejudice to the right of Lender thereafter to bring an action of foreclosure, or any other action, for a default or defaults by Borrower existing at the time such earlier action was commenced.

Section 3.13. Control By Lender After Default. Notwithstanding the appointment of any custodian, receiver, liquidator or trustee of Borrower, or of any of its property, or of the Collateral or any part thereof, to the extent permitted by Legal Requirements, Lender shall be entitled to obtain possession and control of all Collateral.

ARTICLE IV. INDEMNIFICATION

Section 4.01. Indemnification Covering Property. In addition, and without limitation, to any other provision of this Agreement or any other Loan Document, Borrower shall protect, indemnify and save harmless Lender and its successors and assigns, and each of their agents, employees, officers and directors (collectively, “Indemnified Parties”) for, from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature actually incurred, whether incurred or imposed within or outside the judicial process, including, without limitation, reasonable attorneys’ fees and disbursements imposed upon or incurred by or asserted against any of the Indemnified Parties by reason of (a) ownership of this Agreement or the Collateral; (b) any accident, injury to or death of any person or loss of or damage to property occurring in, on or about the Premises or the Collateral or any part thereof or on the adjoining sidewalks, curbs, parking areas, streets or ways; (c) any use, nonuse or condition in, on or about, or possession, alteration, repair, operation, maintenance or management of, the Premises or any part thereof or on the adjoining sidewalks, curbs, parking areas, streets or ways; (d) any failure on the part of Borrower to perform or comply with any of the terms of this Agreement; (e) performance of any labor or services or the furnishing of any materials or other property in respect of the Premises or any part thereof; (f) any claim by brokers, finders or similar Persons claiming to be entitled to a commission in connection with any Lease or other transaction involving the Premises or any part thereof; (g) any Imposition including, without limitation, any Imposition attributable to the execution, delivery, filing, or recording of any Loan Document, Lease or memorandum thereof; (h) any lien other than liens relating to the Loan or claim arising on or against the Premises or any part thereof under any Legal Requirement or any liability asserted against any of the Indemnified Parties with respect thereto; (i) any claim arising out of or in any way relating to any tax or other imposition on the making and/or recording of this Agreement, the Note or any of the other Loan Documents; (j) a Default under Sections 2.02(f), 2.02(g), 2.02(k) or 2.02(s) hereof, (k) the failure of any Person to file timely with the Internal Revenue Service an accurate Form 1099-B, Statement for Recipients of Proceeds from Real Estate, Broker and Barter Exchange Transactions, which may be required in connection with the Loan, or to supply a copy thereof in a timely fashion to the recipient of the proceeds of the Loan; (l) the claims of any lessee or any Person acting through or under any lessee or otherwise arising under or as a consequence of any Lease; or (m) the actual or alleged presence, disposal, escape, seepage, leakage, spillage, discharge, emission, release or threat of release of any Hazardous Materials in, on, over, under, from or affecting the Premises. Notwithstanding the foregoing provisions of this Section to the contrary, Borrower shall have no obligation to indemnify the Indemnified Parties pursuant to this Section for liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses relative to the foregoing which result from the willful misconduct or gross negligence of Lender, or its successors or assigns, or their respective agents, employees, officers or directors. Any amounts payable to Lender by reason of the application of this Section shall constitute a part of the Loan secured by this Agreement and the other Loan Documents and shall become immediately due and payable and shall bear interest at the Default Rate from the date the liability, obligation, claim, cost or expense is sustained by Lender, as applicable, until paid. The provisions of this Section shall survive the termination of this Agreement whether by repayment of the Loan, foreclosure of this Agreement, assignment or otherwise, but only with respect to claims first arising prior the Lender’s foreclosure of the Collateral. In case any action, suit or proceeding is brought against any of the Indemnified Parties by reason of any occurrence of the type set forth in (a) through (m) above, Borrower shall, at Borrower’s expense, resist and defend such action, suit or proceeding or will cause the same to be resisted and defended by counsel at Borrower’s expense for the insurer of the liability or by counsel designated by Borrower (unless reasonably disapproved by Lender promptly after Lender has been notified of such counsel); provided, however, that nothing herein shall compromise the right of Lender (or any other Indemnified Party) to appoint its own counsel at Borrower’s expense for its defense with respect to any action which, in the reasonable opinion of Lender or such other Indemnified Party, as applicable, presents a conflict or potential conflict between Lender or such other Indemnified Party that would make such separate representation advisable. Any Indemnified Party will give Borrower prompt notice after such Indemnified Party obtains actual knowledge of any potential claim by such Indemnified Party for indemnification hereunder. The Indemnified Parties shall not settle or compromise any action, proceeding or claim as to which it is indemnified hereunder without notice to Borrower.

ARTICLE V. SECURITY AGREEMENT

Section 5.01. Security Agreement. (a) This Agreement is a “security agreement” within the meaning of the UCC. If an Event of Default shall occur and be continuing, Lender, in addition to any other rights and remedies which it may have, shall have and may exercise immediately and without demand, any and all rights and remedies granted to a secured party upon default under the UCC, including, without limiting the generality of the foregoing, the right to take possession of the Collateral or any part thereof, and to take such other measures as Lender may deem necessary for the care, protection and preservation of the Collateral. Upon request or demand of Lender during the continuance of an Event of Default, Borrower shall, at its expense, assemble the Collateral and make it available to Lender at a convenient place acceptable to Lender. Borrower shall pay to Lender on demand any and all expenses, including reasonable legal expenses and attorneys’ fees and all transfer taxes, incurred or paid by Lender in protecting its interest in the Collateral and in enforcing its rights hereunder with respect to the Collateral. Any notice of sale, disposition or other intended action by Lender with respect to the Collateral given to Borrower in accordance with the provisions hereof at least ten (10) days prior to such action shall constitute reasonable notice to Borrower.

(b) Borrower hereby irrevocably appoints Lender as its attorney-in-fact, coupled with an interest, to file with the appropriate public office on its behalf any financing or other statements signed only by Lender, as secured party, or, to the extent permitted under the UCC, unsigned, in connection with the Collateral covered by this Agreement. Such financing statements may, at the option of Lender, describe the Collateral as “all assets” or “all personal property” of Borrower.

(c) Borrower will furnish to Lender from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as Lender may reasonably request, all in reasonable detail.

(d) The powers conferred on Lender hereunder are solely to protect Lender’s interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, Lender shall have no duty (and neither Lender nor any of its partners, members, officers, directors, employees or agents shall be responsible to Borrower for any act or failure to act) as to any Collateral, as to ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Collateral, whether or not Lender has or is deemed to have knowledge of such matters, or as to the taking of any necessary steps to preserve rights against any parties or any other rights pertaining to any Collateral. Lender shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment substantially equal to that which it accords its own property.

ARTICLE VI. PREPAYMENT

Section 6.01. Prepayment. (a) Except as set forth in Section 6.01(b) hereof, no prepayment of the Debt may be made in whole or in part.

(b) At any time subsequent to the first (1st) anniversary of the date hereof, Borrower may prepay the Loan, in whole, but not in part, as of the last day of an Interest Accrual Period in accordance with the following provisions:

(i) Lender shall have received from Borrower, not less than thirty (30) days’, nor more than ninety (90) days’, prior written notice specifying the date proposed for such prepayment and the amount which is to be prepaid (which notice shall be revocable by Borrower up to two (2) times during the term of the Loan by giving Lender not less than five (5) Business Days prior written notice of such revocation, provided that Borrower shall remain obligated to pay Lender’s costs and expenses including, without limitation, breakage costs incurred by Lender in connection with such revocation).

(ii) Borrower shall also pay to Lender all interest due through and including the last day of the Interest Accrual Period in which such prepayment is being made, together with any and all other amounts due and owing pursuant to the terms of the Note, this Agreement or the other Loan Documents.

ARTICLE VII. MISCELLANEOUS

Section 7.01. Notices. Any notice, demand, statement, request or consent made hereunder shall be in writing and delivered personally or sent to the party to whom the notice, demand or request is being made by Federal Express or other nationally recognized overnight delivery service, as follows and shall be deemed given when delivered personally or one (1) Business Day after being deposited with Federal Express or such other nationally recognized delivery service:

If to Lender:	Wachovia Bank, National Association Commercial Real Estate Services 8739 Research Drive URP-4
NC 1075 Charlotte, NC 28262 Loan Number: 502861576
Attention: Portfolio Management Fax No.: (704) 715-0036

with a copy to:

Proskauer Rose LLP 1585 Broadway New York, New York 10036
Attn: David J. Weinberger, Esq.

If to Borrower:	To Borrower, at the address first written above,

Greenberg Traurig, LLP 200 Park Avenue New York, New York 10166
Telephone: (212) 801-9259
Facsimile: (212) 801-6400
Attention: Laura S. Norman, Esq.

or such other address as Borrower or Lender shall hereafter specify by not less than ten (10) days prior written notice as provided herein; provided, however, that notwithstanding any provision of this Section to the contrary, such notice of change of address shall be deemed given only upon actual receipt thereof. Rejection or other refusal to accept or the inability to deliver because of changed addresses of which no notice was given as herein required shall be deemed to be receipt of the notice, demand, statement, request or consent.

Section 7.02. Exhibits Incorporated. The information set forth on the cover hereof, and the Exhibits annexed hereto, are hereby incorporated herein as a part of this Agreement with the same effect as if set forth in the body hereof.

Section 7.03. Severable Provisions. If any term, covenant or condition of the Loan Documents including, without limitation, the Note or this Agreement, is held to be invalid, illegal or unenforceable in any respect, such Loan Document shall be construed without such provision.

Section 7.04. Cumulative Rights. The rights, powers and remedies of Lender under this Agreement shall be separate, distinct and cumulative and none shall be given effect to the exclusion of the others. No act of Lender shall be construed as an election to proceed under any one provision herein to the exclusion of any other provision. Lender shall not be limited exclusively to the rights and remedies herein stated but shall be entitled, subject to the terms of this Agreement, to every right and remedy now or hereafter afforded by law.

Section 7.05. Duplicate Originals. This Agreement may be executed in any number of duplicate originals and each such duplicate original shall be deemed to constitute but one and the same instrument.

Section 7.06. Waiver of Notice. Borrower shall not be entitled to any notices of any nature whatsoever from Lender except with respect to matters for which this Agreement specifically and expressly provides for the giving of notice by Lender to Borrower and except with respect to matters for which Borrower is not, pursuant to applicable legal requirements permitted to waive the giving of notice.

Section 7.07. Joint and Several Liability. If Borrower consists of more than one Person, the obligations and liabilities of each such Person hereunder shall be joint and several.

Section 7.08. No Oral Change. The terms of this Agreement, together with the terms of the Note and the other Loan Documents constitute the entire understanding and agreement of the parties hereto and supersede all prior agreements, understandings and negotiations between Borrower and Lender with respect to the Loan. This Agreement, and any provisions hereof, may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act on the part of Borrower or Lender, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

Section 7.09. WAIVER OF COUNTERCLAIMS, ETC. BORROWER HEREBY WAIVES THE RIGHT TO ASSERT A COUNTERCLAIM, OTHER THAN A COMPULSORY COUNTERCLAIM, IN ANY ACTION OR PROCEEDING BROUGHT AGAINST IT BY LENDER OR ITS AGENTS, AND WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING BROUGHT BY EITHER PARTY HERETO AGAINST THE OTHER OR IN ANY COUNTERCLAIM BORROWER MAY BE PERMITTED TO ASSERT HEREUNDER OR WHICH MAY BE ASSERTED BY LENDER OR ITS AGENTS, AGAINST BORROWER, OR IN ANY MATTERS WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT OR THE DEBT.

Section 7.10. Headings; Construction of Documents, etc. The headings and captions of various paragraphs of this Agreement are for convenience of reference only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof. Borrower acknowledges that it was represented by competent counsel in connection with the negotiation and drafting of this Agreement and the other Loan Documents and that neither this Agreement nor the other Loan Documents shall be subject to the principle of construing the meaning against the Person who drafted same.

Section 7.11. Sole Discretion of Lender. Whenever Lender exercises any right given to it to approve or disapprove, or any arrangement or term is to be satisfactory to Lender, the decision of Lender to approve or disapprove or to decide that arrangements or terms are satisfactory or not satisfactory shall be in the sole discretion of Lender and shall be final and conclusive, except as may be otherwise specifically provided herein.

Section 7.12. APPLICABLE LAW. THIS AGREEMENT WAS NEGOTIATED IN NEVADA, AND MADE BY BORROWER AND ACCEPTED BY LENDER IN THE STATE OF NEVADA, AND THE PROCEEDS OF THE NOTE WERE DISBURSED FROM NEVADA, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREBY, AND IN ALL RESPECTS, INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE. THIS AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEVADA APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA.

Section 7.13. Actions and Proceedings. Lender has the right to appear in and defend any action or proceeding brought with respect to the Collateral in its own name or, if required by Legal Requirements or, if in Lender’s reasonable judgment, it is necessary, in the name and on behalf of Borrower, which Lender believes will adversely affect the Collateral or this Agreement and to bring any action or proceedings, in its name or in the name and on behalf of Borrower, which Lender, in its discretion, decides should be brought to protect its interest in the Note, this Agreement and the other Loan Documents.

Section 7.14. Usury Laws. This Agreement and the Note are subject to the express condition, and it is the expressed intent of the parties, that at no time shall Borrower be obligated or required to pay interest on the principal balance due under the Note at a rate which could subject the holder of the Note to either civil or criminal liability as a result of being in excess of the maximum interest rate which Borrower is permitted by law to contract or agree to pay. If by the terms of this Agreement or the Note, Borrower is at any time required or obligated to pay interest on the principal balance due under the Note at a rate in excess of such maximum rate, such rate of interest shall be deemed to be immediately reduced to such maximum rate and the interest payable shall be computed at such maximum rate and all prior interest payments in excess of such maximum rate shall be applied and shall be deemed to have been payments in reduction of the principal balance of the Note. No application to the principal balance of the Note pursuant to this Section shall give rise to any requirement to pay any prepayment fee or charge of any kind due hereunder, if any.

Section 7.15. Remedies of Borrower. In the event that a claim or adjudication is made that Lender has acted unreasonably or unreasonably delayed acting in any case where by law or under the Note, this Agreement or the Loan Documents, it has an obligation to act reasonably or promptly, Lender shall not be liable for any monetary damages, and Borrower’s remedies shall be limited to injunctive relief or declaratory judgment.

Section 7.16. Offsets, Counterclaims and Defenses. Any assignee of this Agreement and the Note shall take the same free and clear of all offsets, counterclaims or defenses which are unrelated to the Note or this Agreement which Borrower may otherwise have against any assignor of this Agreement and the Note and no such unrelated counterclaim or defense shall be interposed or asserted by Borrower in any action or proceeding brought by any such assignee upon this Agreement or the Note and any such right to interpose or assert any such unrelated offset, counterclaim or defense in any such action or proceeding is hereby expressly waived by Borrower.

Section 7.17. Restoration of Rights. In case Lender shall have proceeded to enforce any right under this Agreement and such proceedings shall have been discontinued or abandoned for any reason or shall have been determined adversely, then, in every such case, Borrower and Lender shall be restored to their former positions and rights hereunder with respect to the Collateral subject to the lien hereof.

Section 7.18. Waiver of Statute of Limitations. The pleadings of any statute of limitations as a defense to any and all obligations secured by this Agreement are hereby waived to the full extent permitted by Legal Requirements.

Section 7.19. Advances. This Agreement shall cover any and all advances made pursuant to the Loan Documents, rearrangements and renewals of the Loan and all extensions in the time of payment thereof, even though such advances, extensions or renewals be evidenced by new promissory notes or other instruments hereafter executed and irrespective of whether filed or recorded. Likewise, the execution of this Agreement shall not impair or affect any other security which may be given to secure the payment of the Loan, and all such additional security shall be considered as cumulative. The taking of additional security, execution of partial releases of the security, or any extension of time of payment of the Loan shall not diminish the force, effect or lien of this Agreement and shall not affect or impair the liability of Borrower and shall not affect or impair the liability of any maker, surety, or endorser for the payment of the Loan.

Section 7.20. Application of Default Rate Not a Waiver. Application of the Default Rate shall not be deemed to constitute a waiver of any Default or Event of Default or any rights or remedies of Lender under this Agreement, any other Loan Document or applicable Legal Requirements, or a consent to any extension of time for the payment or performance of any obligation with respect to which the Default Rate may be invoked.

Section 7.21. Intervening Lien. To the fullest extent permitted by law, any agreement hereafter made pursuant to this Agreement shall be superior to the rights of the holder of any intervening lien.

Section 7.22. No Joint Venture or Partnership. Borrower and Lender intend that the relationship created hereunder be solely that of pledgor and pledgee or borrower and lender, as the case may be. Nothing herein is intended to create a joint venture or partnership relationship between Borrower and Lender nor to grant Lender any interest in the Collateral other than that of pledgee or lender.

Section 7.23. Time of the Essence. Time shall be of the essence in the performance of all obligations of Borrower hereunder.

Section 7.24. Borrower’s Obligations Absolute. Borrower acknowledges that Lender and/or certain Affiliates of Lender are engaged in the business of financing, owning, operating, leasing, managing, and brokering real estate and in other business ventures which may be viewed as adverse to or competitive with the business, prospect, profits, operations or condition (financial or otherwise) of Borrower. Except as set forth to the contrary in the Loan Documents, all sums payable by Borrower hereunder shall be paid without notice or demand, counterclaim, set-off, deduction or defense and without abatement, suspension, deferment, diminution or reduction, and the obligations and liabilities of Borrower hereunder shall in no way be released, discharged, or otherwise affected (except as expressly provided herein) by reason of: (a) any bankruptcy proceeding relating to Owner, Borrower, any General Partner, or any guarantor or indemnitor, or any action taken with respect to this Agreement or any other Loan Document by any trustee or receiver of Owner, Borrower or any such General Partner, guarantor or indemnitor, or by any court, in any such proceeding; (b) any claim which Borrower has or might have against Lender; (c) any default or failure on the part of Lender to perform or comply with any of the terms hereof or of any other agreement with Borrower; or (d) any other occurrence whatsoever, whether similar or dissimilar to the foregoing, whether or not Borrower shall have notice or knowledge of any of the foregoing.

Section 7.25. Publicity. All promotional news releases, publicity or advertising by Borrower or its Affiliates through any media intended to reach the general public shall not refer to the Loan Documents or the financing evidenced by the Loan Documents, or to Lender or to any of its Affiliates without the prior written approval of Lender or such Affiliate, as applicable, in each instance, such approval not to be unreasonably withheld or delayed. Lender shall be authorized to provide information relating to the Collateral, the Loan and matters relating thereto to rating agencies, underwriters, potential securities investors, auditors, regulatory authorities and to any Persons which may be entitled to such information by operation of law and, without limiting the foregoing, may use basic transaction information (including, without limitation, the name of and address of the Property and the Loan Amount, but not the name of Borrower, Guarantor or any Affiliate of either of them) in press releases or other marketing materials.

Section 7.26. Securitization Opinions. In the event the Loan is included as an asset of a Securitization by Lender or any of its Affiliates, Borrower shall, within ten (10) Business Days after Lender’s written request therefor, at Borrower’s sole cost and expense, deliver opinions in form and substance and delivered by counsel reasonably acceptable to Lender and the Rating Agency, as may be reasonably required by Lender and/or the Rating Agency in connection with such securitization. Borrower’s failure to deliver the opinions required hereby within such ten (10) Business Day period shall constitute an “Event of Default” hereunder.

Section 7.27. Sale of Loan, Participations, Securitization. (a) Nothing contained in this Agreement shall be construed as preventing Lender, at any time after the date hereof from selling, pledging, assigning or transferring the Note at no cost to Borrower, and in connection with any such sale, pledge, assignment or transfer from assigning this Agreement and transferring possession of the Collateral, if any, in Lender’s possession, to the purchaser of the Note. Upon any sale, pledge, assignment or transfer of the Note and upon assignment of this Agreement and a transfer in connection therewith of possession of the Collateral, if any, in Lender’s possession to the purchaser of the Note, Lender shall be released and discharged from any liability or responsibility with respect to the Loan Documents and references to “Lender” in this Agreement shall, with respect to any matters thereafter occurring, be deemed to be references to the purchaser of the Note.

(b) Borrower acknowledges that Lender may on or after the Closing Date sell and assign participation interests in and to the Loan, or pledge, hypothecate or encumber, or sell and assign all or any portion of the Loan, to or with such domestic or foreign banks, insurance companies, pension funds, trusts or other institutional lenders or other Persons, parties or investors (including, without limitation, grantor trusts, owner trusts, special purpose corporations, real estate investment trusts or other similar or comparable investment vehicles) as may be selected by Lender in its sole and absolute discretion and on terms and conditions satisfactory to Lender in its sole and absolute discretion. Borrower and all Affiliates of Borrower shall cooperate in all respects with Lender in connection with the sale of participation interests in, or the pledge, hypothecation or encumbrance or sale of all or any portion of, the Loan, and shall, in connection therewith, execute and deliver such estoppels, certificates, instruments and documents as may be reasonably requested by Lender. Borrower grants to Lender the right to distribute financial and other information concerning Borrower, Owner, the Premises, the Collateral, and all other pertinent information with respect to the Loan to any Person who has purchased a participation interest in the Loan, or who has purchased the Loan, or who has made a loan to Lender secured by the Loan or who has expressed an interest in purchasing a participation interest in the Loan, or expressed an interest in purchasing the Loan or the making of a loan to Lender secured by the Loan. If requested by Lender, Borrower shall execute and deliver, and shall cause each Affiliate of Borrower to execute and deliver, at no cost or expense to Borrower, such documents and instruments as may be necessary to split the Loan into two or more loans evidenced by separate sets of notes and secured by separate sets of other related Loan Documents to the full extent required by Lender to facilitate the sale of participation interests in the Loan or the sale of the Loan or the making of a loan to Lender secured by the Loan, it being agreed that (a) any such splitting of the Loan will not adversely affect or diminish the rights of Borrower as presently set forth herein and in the other Loan Documents and will not increase the respective obligations and liabilities of Borrower or any other Person associated or connected with the Loan or the Collateral, (b) the Loan Documents securing the Loan as so split will have such priority of lien as may be specified by Lender, and (c) the retained interest of Lender in the Loan as so split shall be allocated to or among one or more of such separate loans in a manner specified by Lender in its sole and absolute discretion but the loans shall initially have the same weighted average coupon as the Loan. From and after the effective date of any assignment of all or any portion of the Loan to any Person (an “Assignee”) (a) such Assignee shall be a party hereto and to each of the other Loan Documents to the extent of the applicable percentage or percentages assigned to such Assignee and, except as otherwise specified herein, shall succeed to the rights and obligations of Lender hereunder in respect of such applicable percentage or percentages and (b) Lender shall relinquish its rights and be released from its obligations hereunder and under the Loan Documents to the extent of such applicable percentage or percentages. The liabilities of Lender and each of the other Assignees shall be separate and not joint and several. Neither Lender nor any Assignee shall be responsible for the obligations of any other Assignee. Borrower acknowledges that the information provided by Borrower to Lender may be incorporated into the offering documents for a Securitization and to the fullest extent permitted, Borrower irrevocably waives all rights, if any, to prohibit such disclosures including, without limitation, any right of privacy. Lender and each Rating Agency shall be entitled to rely on the information supplied by, or on behalf of, Borrower and Borrower indemnifies Lender as to any liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses, (including, without limitation, reasonable attorney’s fees and expenses, whether incurred within or outside the judicial process) actually incurred by Lender that arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in such information or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated in such information provided by Borrower or necessary in order to make the statements in such information, or in light of the circumstances under which they were made, not misleading.

(c) Lender, at its option, may elect to effect a Securitization by means of the issuance of certificates of interest therein or notes secured thereby (the “Securities”) rated by one or more Rating Agencies. In such event and upon request by Lender to seek to effect such a Securitization, Borrower shall promptly thereafter cooperate in all reasonable respects with Lender in the Securitization including, without limitation, providing such information as may be requested in connection with the preparation of a private placement memorandum or registration statement required to privately place or publicly distribute the Securities in a manner which does not conflict with federal or state securities laws.

Section 7.28. Expenses. Borrower shall reimburse Lender upon receipt of notice for all reasonable costs and expenses (including reasonable attorneys’ fees and disbursements) incurred by Lender in connection with (i) the preparation, negotiation, execution and delivery of the Loan Documents and the consummation of the transactions contemplated thereby; (ii) Borrower’s, its Affiliates’ and Lender’s ongoing performance under and compliance with the Loan Documents, including confirming compliance with environmental and insurance requirements; (iii) the negotiation, preparation, execution, delivery and administration of any consents, amendments, waivers or other modifications of or under any Loan Document and any other documents or matters requested by Lender; (iv) filing and recording of any Loan Documents; (v) surveys, inspections and appraisals; (vi) enforcing or preserving any rights, in response to third party claims or the prosecuting or defending of any action or proceeding or other litigation, in each case against, under or affecting Borrower, Owner, the Loan Documents, the Collateral, the Premises, or any other security given for the Loan; and (vii) enforcing any obligations of or collecting any payments due from Borrower, or Owner under any Loan Document or with respect to the Collateral, the Premises or in connection with any refinancing or restructuring of the Loan in the nature of a “work-out”, or any insolvency or bankruptcy proceedings. Any costs and expenses due and payable to Lender hereunder which are not paid by Borrower within ten (10) days after demand may be paid from any amounts in the Lockbox Account. The obligations and liabilities of Borrower under this Section shall survive the Maturity Date and the exercise by Lender of any of its rights or remedies under the Loan Documents. Notwithstanding any contrary provision contained in this Section 7.28, Section 7.27 or Section 7.26, in no event shall the obligation of Borrower to incur costs in connection with a Securitization exceed $15,000 (exclusive of any indemnity obligations or Borrower set forth in this Section 7.28, with respect to which no limit shall apply).

Section 7.29. Mortgage Loan Defaults.

(a) Without limiting the generality of the other provisions of this Agreement, and without waiving or releasing Borrower from any of its obligations hereunder, if there shall occur and be continuing any Event of Default under the Mortgage Loan Documents (without regard to any other defenses or offset rights Owner may have against Mortgage Lender), Borrower hereby expressly agrees that Lender shall have the immediate right, without notice to or demand on Borrower or Owner, but shall be under no obligation: (i) to pay all or any part of the Mortgage Loan, and any other sums, that are then due and payable and to perform any act or take any action on behalf of Owner, as may be appropriate, to cause all of the terms, covenants and conditions of the Mortgage Loan Documents on the part of Owner to be performed or observed thereunder to be promptly performed or observed; and (ii) to pay any other amounts and take any other action as Lender, in its sole and absolute discretion, shall deem advisable to protect or preserve the rights and interests of Lender in the Loan and/or the Collateral. Lender shall have no obligation to complete any cure or attempted cure undertaken or commenced by Lender. All sums so paid and the third party costs and expenses actually incurred by Lender in exercising rights under this Section (including, without limitation, reasonable attorneys’ and other professional fees), with interest at the Default Rate, for the period from the date of demand by Lender to Borrower for such payments to the date of payment to Lender, shall constitute a portion of the Debt, shall be secured by this Agreement and shall be due and payable to Lender within two (2) Business Days following demand therefor. In the event that Lender makes any payment in respect of the Mortgage Loan, Lender shall be subrogated to all of the rights of Mortgage Lender under the Mortgage Loan Documents against the Property and Owner in addition to all other rights Lender may have under the Loan Documents or applicable law.

(b) Subject to the rights of tenants under Leases, Borrower hereby grants, and shall cause Owner to grant, Lender and any Person designated by Lender the right to enter upon the Property at any time for the purpose of carrying out the rights granted to Lender under this Section 7.29. Borrower shall not, and shall not cause or permit Owner or any other Person to impede, interfere with, hinder or delay, any effort or action on the part of Lender to cure any Event of Default under the Mortgage Loan as permitted by this Section 7.29, or to otherwise protect or preserve Lender’s interests in the Loan and the Collateral, including the Property in accordance with the provisions of this Agreement and the other Loan Documents.

(c) Borrower hereby indemnifies Lender from and against all liabilities, obligations, losses, damages, penalties, assessments, actions, or causes of action, judgments, suits, claims, demands, costs, expenses (including, without limitation, reasonable attorneys’ and other professional fees, whether or not suit is brought, and settlement costs), and disbursements of any kind or nature whatsoever which may be imposed on, actually incurred by or asserted against Lender as a result of the foregoing actions described in Section 7.29(a) or (b) except to the extent they are caused by the gross negligence or willful misconduct of Lender. Lender shall have no obligation to Borrower, Owner or any other Person to make any such payment or performance.

(d) If Lender shall receive a copy of any notice of default under the Mortgage Loan Documents sent by Mortgage Lender to Owner, such notice shall constitute full protection to Lender for any action taken or omitted to be taken by Lender, in good faith, in reliance thereon. As a material inducement to Lender’s making the Loan, Borrower hereby absolutely and unconditionally releases and waives all claims against Lender arising out of Lender’s exercise of its rights and remedies provided in this Section other than claims arising out of the fraud, illegal acts, gross negligence or willful misconduct of Lender.

Section 7.30. Discussions With Mortgage Lender; Etc. In connection with the exercise of its rights set forth in the Loan Documents, Lender shall have the right at any time to discuss the Premises, the Mortgage Loan, the Loan or any other matter directly with Mortgage Lender or Mortgage Lender’s consultants, agents or representatives without notice to or permission from Borrower, nor shall Lender have any obligation to disclose such discussions or the contents thereof with Borrower.

Section 7.31. Independent Approval Rights. If any action, proposed action or other decision is consented to or approved by Mortgage Lender, such consent or approval shall not be binding or controlling on Lender. Borrower hereby acknowledges and agrees that (a) the risks of Mortgage Lender in making the Mortgage Loan are different from the risks of Lender in making the Loan, (b) in determining whether to grant, deny, withhold or condition any requested consent or approval Mortgage Lender and Lender may reasonably reach different conclusions, and (c) Lender has an absolute independent right to grant, deny, withhold or condition any requested consent or approval based on its own point of view in accordance with the terms hereof. Further, the denial by Lender of a requested consent or approval in accordance with the Loan Documents shall not create any liability or other obligation of Lender if the denial of such consent or approval results directly or indirectly in a default under the Mortgage Loan, and Borrower hereby waives any claim of liability against Lender arising from any such denial.

Section 7.32. Reinstatement. This Agreement and each other Loan Document shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Debt or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by Borrower, whether as a “voidable preference”, “fraudulent conveyance”, or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Debt shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

ARTICLE VIII. EXCULPATION

Section 8.01. Exculpation. Notwithstanding anything herein or in any other Loan Document to the contrary, except as otherwise set forth in this Section 8.01 to the contrary, Lender shall not enforce the liability and obligation of Borrower or (a) if Borrower is a partnership, its constituent partners or any of their respective partners, (b) if Borrower is a trust, its beneficiaries or any of their respective Partners (as hereinafter defined), (c) if Borrower is a corporation, any of its shareholders, directors, principals, officers or employees, or (d) if Borrower is a limited liability company, any of its members (the Persons described in the foregoing clauses (a)—(d), as the case may be, are hereinafter referred to as the “Partners”) to perform and observe the obligations contained in this Agreement or any of the other Loan Documents by any action or proceeding wherein a money judgment shall be sought against Borrower or the Partners, except that Lender may bring a UCC sale, action for specific performance, or other appropriate action or proceeding (including, without limitation, an action to obtain a deficiency judgment) solely for the purpose of enabling Lender to realize upon (i) Borrower’s interest in the Collateral, (ii) subject to the rights of the Mortgage Lender, the Rent to the extent received by Borrower (or received by its Partners) after the occurrence of an Event of Default and not applied in accordance with the terms of this Agreement (collectively, the “Recourse Distributions”) and (iii) any other collateral given to Lender under the Loan Documents (the collateral described in the foregoing clauses (i)—(iii) is hereinafter referred to as the “Default Collateral”); provided, however, that any judgment in any such action or proceeding shall be enforceable against Borrower only to the extent of any such Default Collateral. The provisions of this Section shall not, however, (a) impair the validity of the Debt evidenced by the Note or in any way affect or impair the lien of this Agreement or any of the other Loan Documents or the right of Lender to enforce its rights under this Agreement during the continuance of an Event of Default; (b) impair the right of Lender to name Borrower as a party defendant in any action or suit for judicial foreclosure and sale under this Agreement; (c) affect the validity or enforceability of the Note, this Agreement , or any of the other Loan Documents, or impair the right of Lender to seek a personal judgment against Guarantor in accordance with the terms of the Guaranty; (d) impair the right of Lender to obtain the appointment of a receiver; (e) impair the enforcement of the Assignment; (f) impair the right of Lender to bring suit against Borrower for a monetary judgment for actual losses incurred by Lender resulting from fraud or intentional misrepresentation by Borrower or Guarantor, or any Person directly or indirectly Controlled by Borrower or Guarantor, as applicable, in connection with this Agreement, the Note or the other Loan Documents, and the foregoing provisions shall not modify, diminish or discharge the liability of Borrower with respect to same; (g) impair the right of Lender to bring suit against Borrower for a monetary judgment for actual losses incurred by Lender relating to Borrower’s misappropriation of the Recourse Distributions received by Borrower in violation of this Agreement including, without limitation, the right to bring suit for a monetary judgment to proceed against any Partner, to the extent of any such Recourse Distributions theretofore distributed to and actually received by such Partner in violation of this Agreement, and the foregoing provisions shall not modify, diminish or discharge the liability of Borrower with respect to same; (h) impair the right of Lender to bring suit for a monetary judgment against Borrower with respect to actual losses incurred by Lender as a result of Borrower’s misappropriation of security deposits or Rents received by Borrower following an Event of Default and not promptly delivered to Lender or Rents (exclusive of security deposits held in accordance with the terms of this Agreement) paid to Borrower more than one (1) month in advance, and the foregoing provisions shall not modify, diminish or discharge the liability of Borrower with respect to same; (i) impair the right of Lender to bring suit for a monetary judgment against Borrower with respect to actual losses incurred by Lender as result of Borrower’s misappropriation or conversion of Loss Proceeds due to Lender pursuant to this Agreement; (j) impair the right of Lender to enforce the provisions of Section 2.02(g) of this Agreement, or to bring suit for a monetary judgment against Borrower with respect to violations of the obligations set forth in said Sections, but only to the extent of actual losses incurred by Lender as a result thereof; (k) prevent or in any way hinder Lender from exercising, or constitute a defense, or counterclaim, or other basis for relief in respect of the exercise of, any other remedy against any or all of the collateral securing the Note as provided in the Loan Documents; (l) impair the right of Lender to bring suit for a monetary judgment against Borrower for actual losses incurred by Lender resulting from any misappropriation or conversion of Loss Proceeds by Borrower, and the foregoing provisions shall not modify, diminish or discharge the liability of Borrower with respect to same; (m) impair the right of Lender to sue for, seek or demand a deficiency judgment against Borrower solely for the purpose of foreclosing the Collateral or any part thereof, or realizing upon the Default Collateral; provided, however, that any such deficiency judgment referred to in this clause (m) shall be enforceable against Borrower and the Partners (but only to the extent such Recourse Distributions were distributed to and actually received by such Partner) only to the extent of any of the Default Collateral; (n) impair the ability of Lender to bring suit for a monetary judgment against Borrower for actual losses incurred by Lender resulting from the intentional removal or disposal of any material portion of the Collateral by Borrower, Guarantor, or any Person directly or indirectly controlled by Borrower or Guarantor; (o) impair the right of Lender to bring a suit for a monetary judgment against Borrower in the event of the exercise of any right or remedy under any federal, state or local forfeiture laws resulting in the loss of the lien of this Agreement, or the priority thereof, against the Collateral; (p) be deemed a waiver of any right which Lender may have under Sections 506(a), 506(b), 1111(b) or any other provision of the Bankruptcy Code to file a claim against Borrower for the full amount of the Debt or to require that all collateral shall continue to secure all of the Debt; (q) impair the right of Lender to bring suit for monetary judgment against Borrower with respect to any losses actually incurred by Lender resulting from any claims, actions or proceedings initiated by Borrower (or any Affiliate of Borrower) alleging that the relationship of Borrower and Lender is that of joint venturers, partners, tenants in common, joint tenants or any relationship other than that of debtor and creditor; or (r) impair the right of Lender to bring suit for a monetary judgment against Borrower in the event of a Transfer in violation of the terms hereof. The provisions of this Section 8.01 shall be inapplicable to Borrower if (a) any proceeding, action, petition or filing under the Bankruptcy Code, or any similar state or federal law now or hereafter in effect relating to bankruptcy, reorganization or insolvency, or the arrangement or adjustment of debts, shall be filed by, consented to or acquiesced in by or with respect to Borrower, or if Borrower shall institute any proceeding for its dissolution or liquidation, or shall make an assignment for the benefit of creditors, or (b) Borrower or any Affiliate contests or in any material way interferes with, directly or indirectly (collectively, a “Contest”) any UCC sale or other material remedy exercised by Lender upon the occurrence of any Event of Default whether by making any motion, bringing any counterclaim, claiming any defense, seeking any injunction or other restraint, commencing any action, or otherwise (provided that if any such Person obtains a non-appealable order successfully asserting a Contest, Borrower shall have no liability under this clause (b)), in which event Lender shall have recourse against all of the assets of Borrower including, without limitation, any right, title and interest of Borrower in and to the Collateral, and any Recourse Distributions received by Borrower

* * * * *

IN WITNESS WHEREOF, Borrower has duly executed this Agreement the day and year first above written.

BORROWER:

VRP SUMMERHILL VILLAS HOLDINGS, LLC, a Delaware limited liability company

By:	/s/ Martin S. Burger
Name: Martin S. Burger Title: Authorized Signatory

VRP BAYSHORE CLUB HOLDINGS, LLC, a Delaware limited liability company

By:	/s/ Martin S. Burger
Name: Martin S. Burger Title: Authorized Signatory